UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CROSS COUNTRY HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

6551 Park of Commerce Boulevard, N.W.

Boca Raton, FL 33487

March 30, 2021

Dear Cross Country Healthcare Stockholder:

We invite you to attend the 2021 annual meeting of stockholders of Cross Country Healthcare, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Friday, May 14, 2021 at 12:00 p.m. Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting via live audio cast on the internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCRN2021 and entering your 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. As always, we encourage you to vote your shares prior to the Annual Meeting.

2020 In Review

In 2020, we further executed on our turnaround strategy and have positioned the Company for continued growth in both revenue and profitability, through better operational execution, enhanced employee productivity and a world-class client and candidate experience. We realigned and optimized our teams, invested in revenue producing capacity, reduced overhead by more than $20 million annually, permanently closed more than 50 offices (primarily local staffing while maintaining a local presence), implemented and successfully deployed a new applicant tracking software system, and launched our new proprietary on-demand mobile app, Cross Country Marketplace, for the local staffing market. These actions allowed us to deliver two percent consolidated revenue growth and improved profitability for 2020, despite the impacts from COVID-19 on our business, such as the mandatory deferral of elective procedures or the closure of schools. As of December 31, 2020, we believe that our turnaround is complete, though in 2021 and beyond we will continue to innovate, digitally transform and improve both the candidate and client experience. For the first time in five years, we exceeded our profitability targets which resulted in awards earned above 100% of target levels consistent with our pay-for-performance philosophy. The 2018 performance stock awards were also forfeited in conformance with our pay-for-performance policy.

COVID-19

2020 was a challenging year to say the least, but it refocused the Company and made us accelerate projects and processes to enhance our support of our healthcare professionals, clients and our communities. We quickly transitioned to a completely remote workforce, fielded more than 13,000 calls from healthcare professionals on our hotline, staffed more than 5,000 healthcare professionals on COVID assignments, and adopted a pricing policy to ensure patients in hospitals throughout the country were cared for at the bedside while maintaining our long-term relationships with clients. Our team worked tirelessly to deliver exceptional results for our clients, candidates and stockholders, and our ability to embrace change and innovate has made the Company more effective overall.

Diversity, Equality and Inclusion; Sustainable Long-Term Growth

In 2020 we continued to expand our environmental, social and governance initiatives. We were proud once again in 2020 that 75% of our corporate workforce is female and 37% is composed of historically underrepresented groups. During the year, we also welcomed Dr. Janice Nevin, the President and CEO of ChristianaCare Health System, to our Board of Directors. We also made additional investments in social initiatives, such as the sponsorship of nursing scholarships at Florida Atlantic University. Our culture, our aspirations to improve the environment and support our communities while significantly improving financial results for our stockholders and having an overall positive impact on society is reflective of our performance and values-based culture that is in direct alignment with our business strategy.

On the following pages, you will find the Notice of Annual Meeting, which lists the matters to be considered and acted upon at the Annual Meeting, and the Proxy Statement.

Your vote is very important regardless of the number of shares you own. Detailed voting instructions appear on page 1 of the Proxy Statement. The Board of Directors unanimously recommends that you vote “FOR” Proposal Nos. 1, 2, and 3 described in the Proxy Statement.

Sincerely,

Thomas C. Dircks, Chairman	Kevin C. Clark, Co-Founder and Chief Executive Officer

6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Time Friday, May 14, 2021 at 12:00 p.m. Eastern Time

Meeting Location

Due to continuing concerns relating to the coronavirus pandemic (COVID-19), and to support the health and well-being of our stockholders, Cross Country Healthcare, Inc. will have a virtual only annual meeting of stockholders in 2021, conducted exclusively via live audio cast at www.virtualshareholdermeeting.com/CCRN2021. There will not be a physical location for our 2021 Annual Meeting of Stockholders (our “Annual Meeting”), and you will not be able to attend the meeting in person. See below for important information.

To the Stockholders of Cross Country Healthcare, Inc.:

Cross Country Healthcare, Inc. (the “Company”) will hold the 2021 Annual Meeting of Stockholders as a virtual meeting via live webcast on the internet on Friday, May 14, 2021, at 12:00 p.m. Eastern Daylight Time for the following purposes:

Agenda		Board’s Voting Recommendation
Proposal 1	To elect eight directors to serve for a one-year term as specified in the attached Proxy Statement	✓ FOR each director nominee
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021	✓ FOR
Proposal 3	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2020, as reported in this Proxy Statement	✓ FOR

We also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the Company’s stockholders of record at the close of business on March 18, 2021 (the “Record Date”) are entitled to this Notice of Internet Availability of Proxy Materials (this “Notice”) and to vote at the Annual Meeting and any adjournment thereof.

Stockholders of record as of the Record Date will be able to participate in the Annual Meeting online at www.virtualshareholdermeeting.com/CCRN2021. To participate in the Annual Meeting, you will need the 16-digit control number on this Notice. We encourage you to access the Annual Meeting before the start time of 12:00 p.m. Eastern Time on May 14, 2021. Please allow ample time for online check-in, which will begin at 11:45 a.m. Eastern Time on May 14, 2021.

The date on which the Proxy Statement is first being made available to the Company’s Stockholders is on or about March 30, 2021. The Proxy Statement, which more fully describes the matters to be considered at the Annual Meeting, is attached to this Notice. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”)) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to participate in the Annual Meeting, to vote your shares promptly by completing, signing, and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you participate in the virtual meeting, you may withdraw your proxy and vote your shares electronically during the Annual Meeting.

By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary

March 30, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2021: Cross Country Healthcare Inc.’s 2021 proxy statement for the 2021 Annual Meeting of Stockholders and 2020 Annual Report are available via the Internet at www.proxyvote.com.

Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including in our Chairman’s letter to our stockholders, which represent our expectations or beliefs concerning future events. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to factors detailed herein and under Part I, “Item 1A. Risk Factors” and in other sections of our 2020 Annual Report and in other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

Website Information

This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

6551 Park of Commerce Boulevard, N.W.
Boca Raton, Florida 33487

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

These proxy materials (the “Proxy Statement”) are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Cross Country Healthcare, Inc. (“Cross Country,” “the Company,” “our,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement thereof.

2021 Annual Meeting of Stockholders
• Time and Date:	May 14, 2021, at 12:00 p.m. Eastern Time
• Virtual Meeting Site:	www.virtualshareholdermeeting.com/CCRN2021
• Record Date:	March 18, 2021
• Voting:	Stockholders of the Company as of the record date, March 18, 2021, are entitled to vote on the proposals being acted upon at the meeting. Each share of the Company’s common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Matters to be Voted Upon

The purposes of the Annual Meeting are to seek stockholder approval of the following three proposals:

i.	To elect eight directors to serve for a one-year term as specified in the attached Proxy Statement;

ii.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021; and

1

iii.	To approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in 2020, as reported in this Proxy Statement.

We also will consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

How to Attend the Virtual Annual Meeting

The year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio cast. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CCRN2021, you must enter the control number on your proxy card or voting instruction form you previously received. You also may vote online and examine our stockholder list during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCRN2021. You also will be able to vote your shares and submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our executive leadership team will answer questions as they come in, as time permits. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. However, we reserve the right to edit or reject questions we deem inappropriate.

To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 12:00 p.m. Eastern Time on May 14, 2021. Online access will begin at 11:45 a.m. Eastern Time, and we encourage you to access the meeting prior to the start time.

We will have technicians ready to assist with any technical difficulties you may have. You will have the ability to test the systems before the Annual Meeting starts, and a technical phone number will be provided when the meeting opens.

Who May Vote

Stockholders of record of our common stock, par value $0.0001 per share (the “Common Stock”) as of the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, we had issued and outstanding 37,512,543 shares of Common Stock. We have no other securities entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. There is no cumulative voting.

2

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions that your bank or brokerage firm provides to you. Many banks and brokerage firms solicit voting instructions over the internet or by telephone. Even if your shares are held in street name, you are welcome to participate in the Annual Meeting; however, you may not vote your shares via participation in the Annual Meeting. If you hold your shares in street name and wish to vote by participating in the Annual Meeting, please contact your bank or brokerage firm before the Annual Meeting to obtain the necessary proxy from the holder of record.

If the beneficial owner does not provide voting instructions, banks and brokerage firms cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the bank or brokerage firm holding the shares as to how to vote on matters deemed “non-routine.” We believe Proposal No. 2 (the ratification of the selection of our independent registered public accounting firm) is a “routine” matter and, as a result, we do not expect there to be any broker non-votes. Proposal No. 1 (the election of directors) and Proposal No. 3 (the non-binding advisory approval of the compensation of the Company’s named executive officers for 2020) are “non-routine” matters, and banks and brokerage firms cannot vote your shares on such proposals if you have not given voting instructions.

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, represented by virtual attendance or by proxy, is required for a quorum. As long as one of the matters is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.

Electronic Notice and Mailing

Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”) we are making our proxy materials available to you on the Internet. Accordingly, we will mail a Notice of Internet Availability of proxy materials (which we refer to as the Notice of Internet Availability) to the beneficial owners of our Common Stock on or about March 30, 2021. From the date of the mailing of the Notice of Internet Availability until the conclusion of the Annual Meeting, all beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com. All stockholders will have an opportunity to request a paper or e-mail delivery of these proxy materials.

The Notice of Internet Availability will contain:

●	the date, time, and instructions to attend the Annual Meeting online, the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter;
●	the Internet address that will enable access to the proxy materials;
●	a comprehensive listing of all proxy materials available on the website;
●	a toll-free phone number, e-mail address and Internet address for requesting either paper or e-mail delivery of proxy materials;

3

●	the last reasonable date a stockholder can request materials and expect them to be delivered prior to the meeting; and
●	instructions on how to access the proxy card.

You may also request a paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all your future mailings.

How to Vote

If you were a record holder of shares of Common Stock on the Record Date, you may vote as follows:

●	By Internet: Go to the website www.proxyvote.com to vote via the Internet. You will need to follow the instructions on your proxy card and the website. If you vote via the Internet, you may incur telephone and Internet access charges.

●	By Telephone: Call the toll-free number 1-800-690-6903 to vote by telephone. You will need to follow the instructions on your proxy card and the recorded instructions.

●	By Mail: If you prefer, you can contact us to obtain copies of all proxy materials, including proxy cards, by calling 1-800-579-1639, or by mail: Cross Country Healthcare, Inc., General Counsel, at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487. If you contact us to request a proxy card, please mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope that we will provide, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

●	Virtual Participation: This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/CCRN2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies to vote in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not mail a proxy card.

4

If your shares of Common Stock are held in “street name” through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:

●	By Internet or Telephone: You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

●	By Mail: You will receive instructions from your broker or other nominee explaining how to vote your shares.

Board’s Voting Recommendations

The Board recommends a vote:

Proposal No. 1: “FOR” the election of each of the eight director nominees to serve on the Board for a one-year term.

Proposal No. 2: “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal No. 3: “FOR” approval, on an advisory basis, of compensation paid to our named executive officers in 2020, as reported in this Proxy Statement.

Required Vote

Shares of Common Stock represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted “FOR” the election of each of the director nominees, “FOR” ratification of the independent registered public accounting firm, and “FOR” approval, on an advisory basis, the compensation paid to our named executive officers in 2020, as reported in this Proxy Statement. In addition, if any other matters come before the Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.

Proposal No. 1 - Election of Directors

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director’s election and therefore have no effect on voting outcomes.

Proposal No. 2 - Ratification of the Selection of Deloitte & Touche LLP

The affirmative vote of a majority of the votes cast by holders of our Common Stock, voting electronically at the Annual Meeting or by proxy, is required to ratify the appointment of our independent registered public accounting firm. Abstentions will not be treated as votes cast for

5

this purpose and, therefore, will not affect the outcome of the election. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Proposal No. 3 – Approval of the 2020 Executive Compensation

The vote on executive compensation is advisory and non-binding; however, the Company will record the number of votes cast in favor of and against this proposal and will report the voting results at the Annual Meeting. The Compensation Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

You should read the “Compensation Discussion and Analysis” section and the compensation tables in determining whether to approve this proposal.

Revoking Your Proxy

If you are a holder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to us (to the attention of the Inspectors of Election), timely delivering a valid, later-dated proxy or voting by ballot at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy. If your shares are held in “street name,” you may revoke your voting instructions by following the specific directions provided to you by your bank or broker.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Proxy Cards

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, or vote by internet or telephone but fail to give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board. The Proxy Committee consists of Kevin C. Clark and Thomas C. Dircks.

Proxy cards, unless otherwise indicated by the stockholder, confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which may be properly presented for action at the Annual Meeting even if not covered herein.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding entitled to vote at the Annual Meeting is required to constitute a quorum. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary

6

power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Solicitation of Proxies

We will bear the cost of solicitation, including the preparation, assembly, printing and mailing of the proxy materials. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We do not presently intend to solicit proxies other than by mail.

Stockholder Communications

The Board has adopted a process by which stockholders may communicate with our directors. Any stockholder wishing to do so may call our toll-free phone number at 800-354-7197 or send an e-mail to governance@crosscountry.com. All such communications will be forwarded directly to the Board or any individual director or committee of the Board, as applicable.

7

DIRECTORS AND EXECUTIVE OFFICERS

Directors

Kevin C. Clark	W. Larry Cash	Thomas C. Dircks

Gale Fitzgerald	Darrell S. Freeman, Sr.	Janice E. Nevin, M.D., MPH

Mark Perlberg, JD	Joseph A. Trunfio, Ph.D.

The following information sets forth the principal occupation and employment during at least the past five years of each director nominee, positions and offices with us, specific skills, attributes and qualifications and certain other information. In addition, we have summarized for each director nominee why such director nominee has been chosen to serve on our Board. No family relationship exists among any of the director nominees or executive officers.

Kevin C. Clark became President, Chief Executive Officer, and a director of the Company’s Board on January 16, 2019. Prior to joining the Company, he served as Chairman and Chief Executive Officer of Talivity, Inc., a provider of staffing, marketing and technology services, from

8

2015 to 2018. Prior to that he served as Chairman and Chief Executive Officer of OGH, LLC, a healthcare staffing, technology and workforce solutions company, from 2002 to 2015, and as the Chairman and Chief Executive Officer of Pinnacor Inc. from 1999 to 2001, a provider of content and financial software application services. From 1996 to 1998, Mr. Clark served as Chairman and Chief Executive Officer of Poppe Tyson, Inc., a global digital marketing agency, and from 1986 to 1994 he served as the Chairman and Chief Executive Officer of Cross Country, Inc., a healthcare staffing company, which he co-founded. Mr. Clark earned his Bachelor of Business Administration from Florida Atlantic University.

The Board has concluded that Mr. Clark should serve as a director due to his extensive executive level management skills, and experience building and leading healthcare staffing, workforce solutions, and other technology companies.

W. Larry Cash has been a director and a member of the Audit Committee since October 2001 and a Compensation Committee member since May 2005. Mr. Cash has served as the Lead Director of the Board since 2019. Mr. Cash is Chairman of the Audit Committee. Mr. Cash retired as President of Financial Services, Chief Financial Officer and a member of the board of directors of Community Health Systems, Inc. in May 2017 and currently serves as a consultant to Community Health Systems, Inc. He joined Community Health Systems, Inc. as Executive Vice President and Chief Financial Officer in September 1997. Prior to joining Community Health Systems, Inc., Mr. Cash served as Vice President and Group Chief Financial Officer of Columbia/HCA Healthcare Corporation from September 1996 to August 1997. Prior to Columbia/HCA Healthcare Corporation, Mr. Cash spent 23 years at Humana, Inc., most recently as Senior Vice President of Finance and Operations from 1993 to 1996. He has served as a member of the board of directors and the audit committee of AAC Holdings, Inc. (OTC: AACH), a provider of substance use treatment centers, from October 2017 through October 2019. He received his B.S. in Accounting from the University of Kentucky at Lexington.

The Board has concluded that Mr. Cash should serve as a director due to his extensive executive level management skills, corporate financial management, and operational experience. Additionally, Mr. Cash has a vast understanding of many aspects of the healthcare industry and brings solid expertise and proven leadership skills to the Board.

Thomas C. Dircks has been a director since July 1999 and was elected to serve as Chairman of the Board on August 2, 2013. Mr. Dircks is a Managing Director of Charterhouse Strategic Partners LLC, a provider of strategically focused investments in growth companies in the United States. Mr. Dircks was previously Managing Partner of Charterhouse Equity Partners (“CEP”) and was responsible for managing and overseeing the investment of CEP’s multi-billion dollars of North America focused institutional private equity funds. CEP was one of the earliest investors in private equity and raised funds and invested in middle market companies for over three decades. Prior to joining CEP, he was employed by PricewaterhouseCoopers LLP as a Certified Public Accountant. Mr. Dircks currently serves as a member of the board of directors of Silvergate Capital Corporation (NYSE: SI), a Federal Reserve member bank and the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. He holds a B.S. in Accounting and a Masters of Business Administration from Fordham University.

9

The Board has concluded that Mr. Dircks should serve as a director due to his extensive executive management, accounting, tax, mergers and acquisition, and strategic planning expertise. Additionally, Mr. Dircks’ risk management skills and financial acumen add an important dimension to our Board’s composition.

Gale Fitzgerald has been a director and member of the Audit Committee since May 2007, and since January 2014 has served as the Chairperson of the Governance and Nominating Committee. Ms. Fitzgerald is a retired principal of TranSpend, Inc., a consulting company. Before co-founding TranSpend, Inc. in 2003, she served as the President of QP Group, Inc. Prior to joining QP Group, Inc., she served as the Chairman and Chief Executive Officer of Computer Task Group, Inc. from 1994 to 2000. She joined Computer Task Group, Inc. in 1991 as Senior Vice President and was promoted to President and Chief Operating Officer in July 1993. Prior to joining Computer Task Group, Inc., she was Vice President, Professional Services at International Business Machines Corporation, which evolved into IBM Global Services. Ms. Fitzgerald worked at IBM for 18 years in various technical, marketing and management positions. Ms. Fitzgerald was a member of the board of directors of Diebold Nixdorf, Inc. (NYSE: DBD) through April 2019. Ms. Fitzgerald has a B.A. in Government from Connecticut College and a Masters in Theology from Augustine Institute.

The Board has concluded that Ms. Fitzgerald should serve as a director because of her extensive executive leadership experience, management skills, and public board experience. Ms. Fitzgerald’s expertise in the areas of Information Technology, Staffing and Healthcare provides an invaluable resource to the Board with respect to corporate and strategic planning and assessing and managing risks.

Darrell S. Freeman, Sr. has been a director and Audit Committee member since August 2018, and a Compensation Committee member since May 2020. He currently serves as the Executive Managing Director of Zycron, Inc., an information technology services and solutions firm he founded in 1991 and later sold to BG Staffing in 2017. Zycron, Inc. is now a division of BG Staffing, Inc. Zycron, Inc. provides IT staffing, outsourcing and project management services primarily in the healthcare, energy, and government sectors. Mr. Freeman also co-founded Tennessee-based Reliant Bancorp, Inc. (Nasdaq Stock Market LLC (“Nasdaq”): RBNC) (“Reliant Bank”) in 2006, and has served as a board member and a member of the audit and compensation committees of Commerce Union Bancshares, Inc., the holding company for Reliant Bank, since its inception. Mr. Freeman also served on the board of directors and was the lead director of American Addiction Centers Inc. (OTC: AACH) from 2013 through October 2019. Mr. Freeman holds a B.S. in Industrial Technology and a Master’s Degree in Industrial Studies, both from Middle Tennessee State University.

The Board has concluded that Mr. Freeman is qualified to serve as a director as a result of his extensive staffing, outsourcing, technology and healthcare expertise, as well as his extensive background in business development.

Janice E. Nevin, M.D., MPH has been a director and Audit Committee member since May 2020. She has served as the President and Chief Executive Officer of ChristianaCare Health System, the largest health system in Delaware, since November 2014. Dr. Nevin received an A.B.

10

in History and Science from Harvard University and a Doctor of Medicine from Sidney Kimmel Medical College at Thomas Jefferson University, and a Masters of Public Health from University of Pittsburgh. In 2017, Dr. Nevin was inducted into the Delaware Women’s Hall of Fame and was recognized among 100 Great Healthcare Leaders to Know in 2017 by Becker’s Hospital Review. For her commitment to the community, she received Delaware’s Grassroots Champion Award from the American Hospital Association and the David G. Menser Award from the Wilmington Senior Center, both in 2017. She was named the 2016 Woman of Distinction by the Girl Scouts of the Chesapeake Bay.

The Board has concluded that Dr. Nevin should serve as a director due to her extensive knowledge of the healthcare industry and her expertise in leading the operations of a large health care system with first-hand knowledge of healthcare staffing, as well as her physician experience, and innovative leadership.

Mark Perlberg, JD has been a director and Compensation Committee member since May 12, 2015, and has served on the Governance and Nominating Committee since May 2020. He is currently serving as a Managing Director with Nautic Partners, LLC, a private equity firm. Prior to that he was the President and Chief Executive Officer of Oasis Outsourcing [Holdings Inc.] (“Oasis Outsourcing”), one of the nation’s leading Professional Employer Organizations from October 2003 to March 2020. Prior to joining Oasis Outsourcing, Mr. Perlberg held a series of executive positions with Profit Recovery Group Inc., the John H. Harland Company, and The Western Union Company (“Western Union”). Prior to joining Western Union, he practiced law in New Jersey. Mr. Perlberg received his B.A. degree in History from the University of Rochester and his Juris Doctor degree from Boston College Law School.

The Board has concluded that Mr. Perlberg should serve as a director due to his extensive executive management and leadership experience in growing companies both organically and through acquisitions. Mr. Perlberg’s success during his career in overseeing the delivery of alternative workforce solutions provides a unique perspective to the Company.

Joseph A. Trunfio, Ph.D. has been a director since October 2001. He has served on the Governance and Nominating Committee since May 2006 and was appointed to the Compensation Committee as its Chairman, effective January 1, 2014. He served as President and Chief Executive Officer of Atlantic Health System Inc., a not-for-profit hospital group, from March 1999 until his retirement in May 2015, where he was a member of the board of trustees. From July 1997 to February 1999, Mr. Trunfio served as President and Chief Executive Officer of Via Caritas Health System, a not-for-profit hospital group. Prior to his position with Via Caritas Health System, he served as President and Chief Executive Officer of SSM Healthcare Ministry Corp., a not-for-profit hospital group. Mr. Trunfio received his B.A. from St. John’s University (N.Y.) and holds a Ph.D. in Clinical Psychology from the University of Miami.

The Board has concluded that Mr. Trunfio should serve as a director due to his extensive executive management and leadership experience. Mr. Trunfio brings to the Board a depth of understanding of the delivery of healthcare delivery system in the United States, our business and the various challenges we face in the evolving healthcare industry.

11

Executive Officers

The following table sets forth certain information with respect to our current executive officers other than Mr. Clark, whose information is set forth above:

Name	Age	Position
Daniele Addis, MBA	61	SVP, Business Services
Susan E. Ball, JD, MBA, RN	57	EVP, Chief Administrative Officer, General Counsel and Secretary
William J. Burns, MBA, CPA	51	EVP, Chief Financial Officer and Principal Accounting Officer
William G. Halnon	62	Chief Information Officer
John A. Martins	53	Group President, Nurse and Allied
Colin P. McDonald, MS	53	SVP, Human Resources
Karen Mote	56	Division President, Cross Country Locums
Stephen A. Saville, JD	54	Group President, Locums, Education and Corporate Development
Buffy S. White	47	Group President, Workforce Solutions

Daniele Addis has served as Senior Vice President, Business Services since January 29, 2014. From September 2011 to January 2014, Ms. Addis was Senior Vice President, Shared Services of Randstad Professionals, a staffing company. Prior to that, she was Vice President, Shared Services and held various other positions at SFN Group, Inc. From January 1998 to January 2006, Ms. Addis was Senior Finance Manager of Office Depot, Inc. Ms. Addis holds a Bachelor in Business from Ecole Superieure de Commerce, Nantes, France, a Master of Arts in Economics from George Mason University and a Master of Business Administration from Jacksonville University.

Susan E. Ball has served as an Executive Vice President of the Company since January 1, 2017, as Chief Administrative Officer since February 22, 2021, as General Counsel since May 2004 and Secretary since March 2010. Prior to that, Ms. Ball served as our Corporate Counsel from March 2002 to May 2004. Before joining us, Ms. Ball practiced law at Gunster, Yoakley & Stewart, P.A. from November 1998 to March 2002 and at Skadden, Arps, Slate, Meagher and Flom from 1996 to November 1998. Prior to practicing law, Ms. Ball was a registered nurse. Ms. Ball received her Bachelor of Science degree in Nursing from The Ohio State University, her Juris Doctor degree from New York Law School, and her Masters of Business Administration from Florida Atlantic University.

William J. Burns served as Chief Operating Officer from January 25, 2018 through January 31, 2019 at which time he became Chief Financial Officer and Principal Accounting Officer. He also served as Chief Financial Officer, effective from April 1, 2014, and Principal Accounting Officer, from December 1, 2014 in each case through January 24, 2018. He has served as an Executive Vice President of the Company since January 1, 2017. Prior to joining the Company, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm, since 2008. From 2006 until 2008, Mr. Burns was the Chief Accounting Officer for CA Technologies, Inc. Mr. Burns earned his Bachelor of Arts in Accounting and Information Systems from Queens College and a Masters of Business Administration from New York University’s Stern School of Business. Mr. Burns is a Certified Public Accountant.

12

William G. Halnon has served as Chief Information Officer since February 2017. Prior to joining the Company, from February 2016 to February 2017, Mr. Halnon served as President of Albedon Digital, Inc. From January 2007 to February 2016, Mr. Halnon served as Senior Vice President and Chief Information Officer of Republic Services, Inc. and, from January 2005 to January 2007, he served as Senior Vice President and Chief Information Officer of Spherion, Inc. Mr. Halnon holds a Bachelor of Arts in Accounting from Langston University.

John A. Martins has served as Group President, Nurse and Allied since February 2021. Prior to joining Cross Country, Mr. Martins served as the SVP of Operations Strategy for Aya Healthcare, Inc. from November 2017 to January 2020. He also served as SVP, General Manager of AMN Healthcare Services, Inc. from January 2015 to October 2017, and as President, Onward Healthcare and in various other positions from February 2008 to January 2015. Mr. Martins earned a Bachelor of Science from William Peterson University.

Colin P. McDonald was appointed Senior Vice President, Human Resources in March 2020. Prior to that, he served as Vice President, Human Resources & Labor Relations from December 2014. Prior to joining the Company Mr. McDonald held various human resource positions at Carnival Cruise Lines, RandCol Staffing and Citrix. Mr. McDonald earned his Bachelor of Arts at State University of New York at New Paltz and his Master of Science degree in Organizational Leadership at Mercy College.

Karen Mote has served as Division President, Cross Country Locums since May 2020. Prior to that, she was President of Medical Doctor Associates (MDA) since February 2019. From March 2015 to February 2019, she served as the Vice President of MDA’s Advanced Practices, after being promoted from Director where she served from 2008 to March 2015. Prior to that, she served as the Manager of Allied Health Group, also a division of MDA from 2000 to her promotion in 2008. Ms. Mote began her career with Medical Doctor Associates in July 1998 in the Physician Permanent Placement Division. Ms. Mote earned a Clinical Laboratory Degree of Applied Science from North Georgia Technical College.

Stephen A. Saville has served as Group President, Locums, Education and Corporate Development since February 2021. Prior to that, he was Executive Vice President of Operations since April 2019. Prior to joining Cross Country Healthcare, he was President, CareerStaff Unlimited - A Genesis HealthCare Company from March 2016 through April 2019, Senior Vice President, Workforce Solutions at Genesis from July 2017 through March 2019, Executive Vice President, OGH, LLC from January 2014 through March 2016, and Chief Executive Officer of Medefis, Inc. from September 2010 through January 2015. Mr. Saville earned his Bachelor of Science and Bachelor of Administration from Cabrini University and his Juris Doctor degree from Widener University School of Law.

Buffy S. White was appointed Group President, Workforce Solutions in February 2021. She had previously served as President, Workforce Solutions since January 2019. Prior to that, she served as President, Travel Nurse and Allied since January 2018. She served as Senior Vice President, Recruiting Strategy and Operations since September 30, 2016. Before joining Cross Country Healthcare, Inc., Ms. White served as Executive Vice President, Global Services and Solutions Consulting, of Pontoon (a division of Adecco) from June 2015 to November 2015.

13

Ms. White served in various capacities at Pontoon and Adecco since 2006 and, prior to that, in various roles at SFN Group, Inc. from August 2001 to July 2006. Ms. White studied international business at IMD Business School and innovation and leadership at Millsaps College.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. All of the directors currently serving on the Board have been nominated by the Governance and Nominating Committee of the Board to stand for re-election at the Annual Meeting of Stockholders for one-year terms. The Board unanimously approved these nominations. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2022 and until a successor has been duly elected and qualified unless, prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death, resignation or removal. All nominees were elected at the Annual Meeting of Stockholders held in 2020. Mr. Richard M. Mastaler retired from the Board in May 2020.

Each nominee has agreed to serve, if elected, and management has no reason to believe that he or she will be unavailable to serve. If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board in place of such nominee. Shares properly voted will be voted FOR the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the eight nominees named below. Directors are elected by a majority of the votes cast in an uncontested election. Votes withheld, abstentions and broker non-votes will not have any effect on the outcome of voting with respect to the election of directors. The following eight individuals have been nominated for election at the Annual Meeting of Stockholders for a one-year term ending upon the 2022 Annual Meeting of Stockholders:

Name	Age	Position
Kevin C. Clark	60	President, Chief Executive Officer and Director
W. Larry Cash	72	Chairman of the Audit Committee and Lead Director
Thomas C. Dircks	63	Chairman of the Board and Director
Gale Fitzgerald	70	Chairperson of the Governance and Nominating Committee and Director
Darrell S. Freeman, Sr.	56	Director
Janice E. Nevin, M.D., MPH	60	Director
Mark Perlberg, JD	65	Director
Joseph A. Trunfio, Ph.D.	74	Chairman of Compensation Committee and Director

For information as to the shares of the Common Stock held by our director nominees, see “Security Ownership of Certain Beneficial Owners and Management” below and for a biographical summary of our director nominees, see “Directors and Executive Officers” above. There are no arrangements or understandings between the nominee, directors, or executive officers and any other person pursuant to which our nominee, directors, or executive officers have been selected for their respective positions.

14

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
DIRECTOR NOMINEES TO SERVE ON THE BOARD OF DIRECTORS FOR A
ONE-YEAR TERM.
(PROPOSAL NO. 1 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

Governance Guidelines and Code of Conduct and Business Ethics Policy

The Board and management are dedicated to effective corporate governance. The Company’s Governance Guidelines provide a framework for the Company’s governance. The Board also has adopted the Code of Conduct and Business Ethics Policy, which applies to all of our employees, including executive officers, and our directors. The Governance Guidelines and Code of Conduct and Business Ethics Policy are each available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the respective document under “View.” Copies of these materials are available, in print at no charge, upon request to our Corporate Secretary at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. We will disclose any changes in, or waivers from, our Code of Conduct and Business Ethics Policy by posting such information on the same website or by filing a Form 8-K, in each case if such disclosure is required by the rules of the SEC or Nasdaq.

Board Leadership Structure

Our Company is led by Mr. Kevin C. Clark, who has served as our President and Chief Executive Officer since January 16, 2019. Our Board is currently comprised of Mr. Clark, our President and Chief Executive Officer, and seven independent directors. Mr. Dircks has served as the Chairman of the Board since 2013, and Mr. Cash has served as the Lead Director of the Board since 2019.

The Board has determined that our current board leadership structure is appropriate and helps to ensure proper risk oversight for us for a number of reasons, the most significant of which are as follows:

●	our Chief Executive Officer is the individual selected by the Board to manage us on a day-to-day basis and his direct involvement in our operations makes him best positioned to consult with our Board to create appropriate agendas for Board meetings and determine the time allocated to each agenda item in discussions of our short- and long-term objectives, as well as lead productive strategic planning sessions with the Board;

●	members of the Board are kept informed of our business by various documents sent to them before each meeting and as otherwise requested, as well as through oral reports made to them during these meetings by our Chief Executive Officer, Chief Financial Officer and other senior executives;

15

●	our Board structure provides strong oversight by independent directors, in particular because non-management directors meet separately, the Board is advised of all actions taken by the various committees of the Board, they have full access to all of our books, records and reports;

●	members of the Board have direct access to the management team and those individuals are available at all times to answer questions from Board members;

●	our Board has extensive management experience in business and, in particular, the healthcare industry in which we operate; and

●	the continuity and tenure of our Board provides a valuable source of institutional knowledge.

Board Independence

Our securities are listed on Nasdaq and, as set forth in our Governance Guidelines, we use the standards of “independence” prescribed by Nasdaq requirements. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Annually, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining if the director is independent under the Nasdaq rules. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined, upon the recommendation of our Governance and Nominating Committee, that the following directors are independent and have no material relationship with the Company:

W. Larry Cash

Thomas C. Dircks

Gale Fitzgerald

Darrell S. Freeman, Sr.

Janice E. Nevin, M.D., MPH

Mark Perlberg, JD

Joseph A. Trunfio, Ph.D.

The Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rules 10A-3 and 10C-1 under the Exchange Act, the SEC rules, and the Nasdaq rules, as applicable, and that the current members of the Governance and Nominating Committee are also independent.

16

Board Skills, Tenure, and Diversity

Our directors bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director brings to the Board, each of which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

ATTRIBUTES, EXPERTISE & SKILLS	Kevin C. Clark	W. Larry Cash	Thomas C. Dircks	Gale Fitzgerald	Darrell S. Freeman, Sr.	Janice E. Nevin, M.D., MPH	Mark Perlberg, JD	Joseph A. Trunfio, Ph.D.
Leadership Experience	√	√	√	√	√	√	√	√
Financial Literacy	√	√	√	√	√	√	√	√
Audit Committee Financial Expert		√	√		√
Relevant Industry Experience	√	√			√	√	√	√
Human Capital Management Experience	√	√	√	√	√	√	√	√
Risk Management Expertise	√	√	√	√	√	√	√	√

As discussed below, while we do not have a formal policy on diversity, we are committed to comprising our Board with well-rounded individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board. Additionally, the Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe in a mandatory retirement age. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies, and objectives. The Board

17

self-evaluation process described below will be an important determinant for Board tenure. Below provides a snapshot of certain characteristics of our current Board.

Director Age
Age < 61
Age 62-70
Age > 70

Director Tenure
< 10 years
10-20 years
> 20 years

Director Diversity
Female or Ethnically Diverse

18

Evaluation of Director Nominees

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Governance and Nominating Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Governance and Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance and Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Governance and Nominating recommends, and the Board nominates, candidates to stand for election as directors.

Director Candidates. In selecting qualified individuals to serve on our Board, among other attributes, we look for those individuals who possess characteristics that include integrity, business experience, financial acumen and leadership abilities, familiarity with our business and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board. While we do not have a formal policy on diversity, in composing a well-rounded Board, we look for those individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board and with a view toward constituting a Board with the appropriate skills and experience necessary to oversee our business.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Governance and Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries as it deems appropriate. Any candidates for the position of director recommended by stockholders or others would be evaluated by the Governance and Nominating Committee in the same manner as candidates from other sources. The Governance and Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Governance and Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee consider a candidate for inclusion among the Governance and Nominating Committee’s slate of nominees in our Proxy Statement.

In considering director nominees, the Governance and Nominating Committee will consider the following:

●	the needs of the Company with respect to particular areas of specialized knowledge;

●	the relevant business experience of the nominee including, but not limited to, extensive experience in healthcare, staffing, IT, business, finance, or accounting;

●	the personal and professional integrity of the nominee;

●	the nominee’s ability to commit the resources necessary to be an effective director of a public company, including the nominee’s ability to attend meetings; and

●	the overall balance and diversity of the Board.

19

Other than the foregoing, there are no stated minimum criteria for nominees, although the Governance and Nominating Committee may also consider other facts as it may deem are in the best interests of the Company and its stockholders.

All stockholder recommendations for director candidates must be submitted to our legal department at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487, which will forward all recommendations to the Governance and Nominating Committee.

There have been no changes to the procedures by which stockholders may recommend nominees to our Board since our last disclosure of such procedures, which appeared in the definitive proxy statement for our 2020 Annual Meeting of Stockholders.

Committees of the Board

Our Board has three standing committees: Audit, Compensation and Governance and Nominating Committees. Each of these committees is comprised solely of independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Each committee operates pursuant to a committee charter. The charters of each of the Audit, Compensation and Governance and Nominating Committees are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the respective charter under “View.”

The following chart provides a summary of the committees’ duties, responsibilities and composition.

Committee	Responsibilities and Duties	Members	Meetings in 2020
Audit Committee

●     The Audit Committee is the principal agent of the Board in overseeing (i) the quality and integrity of our financial statements, (ii) legal and regulatory compliance, (iii) the independence, qualifications, and performance of our independent registered public accounting firm, (iv) the performance of our internal auditors and (v) the integrity of management and the quality and adequacy of disclosures to stockholders.

●     The Audit Committee is directly responsible for hiring and terminating our independent registered public accounting firm and pre-approving all auditing, as well as any audit-related, tax advisory and any other non-auditing services to be performed by the independent registered public accounting firm.

●     In carrying out its duties and responsibilities, the Audit Committee shall have the authority to engage outside legal, compliance, accounting and other advisers and seek any information it requires from employees, officers and directors.

		Cash†*♦ Freeman♦ Fitzgerald♦ Nevin♦	8

20

Committee	Responsibilities and Duties	Members	Meetings in 2020
● The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.
Compensation Committee	● The role of the Compensation Committee includes (i) reviewing and approving corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation; (ii) evaluate the CEO’s performance in light of the goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation; (iii) make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for all executive officers of the Company, and develop guidelines and review compensation and overall performance of all executive officers of the Company; and (iv) produce a Compensation Committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or Annual Report on Form 10-K filed with the SEC; and (v) evaluate on an annual basis the performance of the Compensation Committee in accordance with applicable rules and regulations.	Trunfio† Cash Freeman Perlberg	5

●     Under its charter, the Compensation Committee has the authority and may, in its sole discretion, obtain advice and seek assistance from internal and external legal, accounting and other consultants. The Compensation Committee has the sole authority to select or receive advice from, and terminate a compensation consultant or other advisor to the Compensation Committee (other than in-house legal counsel) to assist in the evaluation of the compensation of our CEO, executive officers and directors, including sole authority to approve such firm’s fees and other retention terms, and we provide appropriate funding as determined by the Compensation Committee. In selecting advisers, the Compensation Committee will take into consideration certain independence factors.

●     The Compensation Committee may establish one or more subcommittees consisting of one or more members of the Board to focus on specific aspects of its duties and responsibilities and may delegate any of its responsibilities to any such subcommittee if it so chooses, provided that the subcommittee decisions are presented to the full Compensation Committee for ratification at its next scheduled meeting.

21

Committee	Responsibilities and Duties	Members	Meetings in 2020
● The Compensation Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Compensation Committee, and the Company must provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to any compensation consultant retained by the Compensation Committee.
Governance and Nominating Committee

●     The role of the Governance and Nominating Committee is to: (i) develop and recommend to the Board of Directors a set of corporate governance principles and review them at least annually; (ii) determine the qualifications for board membership and recommend nominees to the stockholders; and (iii) ensure a robust and effective performance evaluation process is in place for the Board, the CEO, and senior management, as well as an effective succession planning process for these positions.

●     The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have the authority to approve the search firm’s fees and other retention terms.

●     The Committee may form and delegate authority to subcommittees consisting of one or more of its members, other Board members and officers of the Company as the Committee deems appropriate and permitted under applicable rules and regulations in order to carry out its responsibilities.

		Fitzgerald† Perlberg Trunfio	4
†	Committee Chair

*	Audit Committee Financial Expert, as defined in the applicable SEC regulations

♦	Possesses requisite financial sophistication required by Nasdaq Rule 5605(c)(2)(A)

Board and Committee Meetings

During the fiscal year ended December 31, 2020 (“Fiscal 2020”), there were eleven meetings of the Board, including one strategy meeting. For Fiscal 2020, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which he or she served (for the period that such director served on the Board and/or committee during 2020). All of the directors attended 100% of the meetings of the Board during the period in which he or she served as a director, and at least 96% of the committee or committees thereof on which he or she served. All of the directors nominated for election to the Board were members of the Board for the entirety of Fiscal 2020, with the exception of Dr. Nevin, who became a director in May 2020. It is the practice of the Board to have the independent directors meet in an executive session at each meeting of the Board. While we do not have a formal policy, it is also our practice that all directors should attend the Annual Meeting of Stockholders. All of the directors, with the exception of Dr. Nevin, who was not a director at that time, virtually attended the 2020 Annual Meeting of Stockholders.

22

Risk Oversight

While risk management is primarily the responsibility of our management team, the Board is responsible for the overall supervision of our risk management activities which occurs at both the full Board level and at the committee level. Our Audit Committee also has the responsibility to, among other things, review with management, the Company’s policies regarding major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews with management, the policies governing the process by which risk assessment and risk management are undertaken and has oversight for the effectiveness of management’s enterprise risk management process that monitors key business risks facing us. In addition to our Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee assesses risk that could result from the structure and design of our executive compensation programs, our incentive compensation plans, director compensation, perquisites and compliance with the Sarbanes-Oxley Act of 2002 regarding prohibitions on loans to executive officers and directors. In addition, the Governance and Nominating Committee evaluates risks with respect to, among other things, corporate governance matters and the background and suitability of director nominees. Additionally, the Board continually evaluates our risks related to liquidity, operations, credit, regulatory compliance and fiduciary risks, and the processes in place to monitor and control such exposures. Management also provides regular updates throughout the year to the respective committees regarding management of the risks they oversee, and each of these committees report their findings to the full Board, including any areas of risk that require Board attention. Additionally, the full Board reviews our short- and long-term strategies, including consideration of risks facing us and their potential impact.

Human Capital Management

Our ability to be successful in our marketplace directly depends on attracting and retaining talented and skilled employees, and keeping those individuals fully engaged in our business. Human Capital Management is both a Board and management issue, and we employ a comprehensive approach to this matter.

From hiring, career development and compensation to safety and wellness, we are invested in creating programs and resources that enhance our workplace environment, our employee experience and retain and engage our talent. Our initiatives include:

●	Diversity, Equality and Inclusion: We are committed to maintaining a diverse workplace that respects everyone’s race, gender, sexual orientation, and physical abilities, as well

23

as diversity of thought. Our diverse workforce is the cornerstone of our business, as we believe varying perspectives and backgrounds are the only means of solving complex and challenging business and social issues. As of December 31, 2020, our corporate workforce was comprised of 75% women and 25% men. Our total corporate workforce is 63% white and 37% non-white.

●	Health and Wellness: We are committed to the physical and mental health and well-being of our employees. Among other things, we provide free biometric healthcare screenings, a 24/7 hotline for healthcare workers who are experiencing emotional stress, and incentives to employees who achieve specific fitness goals in our corporate cycling program. Our wellness activity calendar features monthly events and educational sessions to help employees reach and maintain their health and wellness goals.
●	Talent Development: Our mission regarding talent management and development is to support organizational results and success by employing strategies to attract, engage, develop, and retain employees, and to partner with our leaders to nurture and grow leadership talent. These investments include providing clear insight into employee performance, creating career paths, promoting from within whenever possible, maintaining open communication, and offering professional development opportunities.
●	Compensation and Benefits: We are committed to rewarding, supporting, and developing the associates who make it possible to deliver on our strategy. To that end, we offer a comprehensive total rewards program aimed at the varying health, home-life, and financial needs of our diverse associates. Our total rewards package includes market-competitive pay, healthcare benefits, retirement savings plans, paid time off and family leave, various discount programs, and tuition assistance.
●	Community and Social Impact: We participate in numerous events with a variety of non-profit organizations. Our mission to deliver quality patient care extends to our community and we are committed to action that fosters positive impact in our community and around the U.S. Our human resources department develops and implements programs to help our employees realize their potential through volunteering and supporting our communities. Employees are able to donate to a charity of their choice directly from their paychecks, either as a one-time donation or ongoing. We have also launched an employee-led council which encourages employees from a wide variety of backgrounds and of diversity to come together, connect, build relationships, and have their voices heard.

We have a long-standing commitment to our employees to create a business working environment that fosters engagement through personal innovation, achievement, wellness, advancement and training/development opportunities, promoting health and safety, and investments in their communities. These efforts culminate in creating a business culture of achievement and loyalty that enables us to minimize turnover in our workforce and succeed in competitive and challenging marketplaces.

Corporate Responsibility

People, Planet and Practices are the broad themes to our approach towards Corporate Responsibility. Our Corporate Responsibility program is designed to solicit engagement with, and involvement of, our key stakeholders – employees and stockholders (including face-to-face meetings and discussions with investors). Our Corporate Responsibility program’s priority areas are

24

informed by these engagements, reports from ESG rating agencies and the practices of our industry peers. In 2020, we continued to expand our environmental, social and governance initiatives. With a 35-year history, we are proud of our commitment to diversity, equality and inclusion, and in 2020 75% of our corporate team members were women and 37% from historically underrepresented groups. In addition, we added another woman to our Board of Directors, Dr. Janice Nevin, President and CEO of ChristianaCare Health System. During the year, we continued to invest in social initiatives, including sponsorship of nursing scholarships at Florida Atlantic University, and we were the presenting sponsor of the Leukemia and Lymphoma Society Light the Night walk. Our culture and commitment to improve the environment and support our communities is reflective of our value-based culture and is in direct alignment with our business strategy to deliver profitable growth.

Stockholder Engagement

We take pride in our engagement with our stockholders and welcome their insights and feedback, taking stockholders’ points of view into account when developing our governance practices. The Board firmly believes the mutual trust we build with our stockholders is one of the key components of good governance and is a key element of driving board responsibility and a strong governance culture. We initiated a formal stockholder corporate governance outreach program to supplement our financial-related program and gain feedback from our stockholders. In 2020, discussions resulting from our corporate governance outreach program focused on social and governance issues, diversity, equality and inclusion and board refreshment.

25

DIRECTOR COMPENSATION

In Fiscal 2020, our independent directors were awarded fees based on the schedule set forth below. Beginning in May 2020, the fees were paid on a quarterly basis. However, in May 2020, the Board voluntarily elected to take a 10% reduction in cash compensation in response to the COVID-19 pandemic. The fees in the schedule below resumed on a quarterly basis in October 2020 as the Company’s financial performance continued to stabilize and improve.

Board Cash Retainer	$70,000
Chairman of Board Service	$85,000
Audit Committee Chair Service	$25,000
Compensation Committee Chair Service	$15,000
Governance and Nominating Committee Chair Service	$10,000
Lead Director Service	$25,000

No payments were made for non-chair committee member services in Fiscal 2020. Directors who are not independent directors do not receive any compensation for their services as directors.

Equity Compensation

During Fiscal 2020, Messrs. Cash, Dircks, Freeman, Perlberg, Trunfio and Ms. Fitzgerald and Ms. Nevin also received a grant of restricted shares of Common Stock on June 1, 2020, under the Company’s Cross Country Healthcare, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”). Each such grant consisted of a number of shares of restricted Common Stock equal to approximately $110,000, based on the closing price of our Common Stock on the date of grant.

In November 2019, the Compensation Committee modified the vesting period for restricted shares granted to Directors to one year to align with the Company’s annual board term and typical market practice. Restricted shares granted prior to November 2019 vest in three equal installments on the first, second and third anniversaries of the grant date; restricted shares granted to independent directors after November 2019 will vest on the first anniversary of such grant date.

Travel Reimbursement

All independent directors are reimbursed for the reasonable travel expenses they incur in attending meetings of the Board or Board committees.

Stock Ownership Requirement

Directors are required to hold an amount of the Company’s common stock equal to two times the annual cash retainer of $70,000, which amount may be accumulated over five years. As of December 31, 2020, all directors have achieved this threshold.

26

2020 DIRECTOR COMPENSATION TABLE

The following table provides compensation information for our directors for Fiscal 2020 except for Mr. Clark, our President and Chief Executive Officer. Compensation earned by Mr. Clark for Fiscal 2020 is included in the Summary Compensation Table on page 51 of this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
W. Larry Cash	84,000	110,000	194,000
Thomas C. Dircks	108,500	110,000	218,500
Gale Fitzgerald	56,000	110,000	166,000
Darrell S. Freeman, Sr.	49,000	110,000	159,000
Janice E. Nevin, M.D., MPH	49,000	110,000	159,000
Mark Perlberg, JD	49,000	110,000	159,000
Joseph A. Trunfio, Ph.D.	59,500	110,000	169,500

(1)	On March 23, 2020, fees became payable on a quarterly basis. Thereafter, the Board of Directors unanimously agreed to reduce their quarterly cash compensation payments by 10% in response to the COVID-19 pandemic. Normal quarterly payments resumed in October 2020 as the Company’s financial performance continued to stabilize and improve.

(2)	Amounts in this column reflect the aggregate grant date fair value of awards of restricted stock granted under our 2020 Omnibus Incentive Plan and computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC Topic 718). The assumptions used in determining the amounts in this column are set forth in Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021. The aggregate grant date fair value per share of restricted stock granted on June 1, 2020 was $6.14. The restricted stock granted on June 1, 2020 will vest on the first anniversary of their grant date. Based on a grant date fair value of approximately $110,000, the actual number of shares of restricted stock granted to each director was 17,916 shares.

(3)	Aggregate restricted shares outstanding as of December 31, 2020 for each director were as follows: W. Larry Cash: 31,236; Thomas C. Dircks: 31,236; Gale Fitzgerald: 31,236; Darrell S. Freeman, Sr.: 30,805; Janice E. Nevin: 17,916; Mark Perlberg: 31,236; and Joseph A. Trunfio: 31,236.

(4)	In November 2019, the Governance and Nominating Committee modified its Guidelines to provide for accelerated vesting of stock grants to an independent director upon retirement so long as the director was at least 70 years old or has served on the Board for 7 years.

27

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 18, 2021, regarding the beneficial ownership of our Common Stock by each person who is known by us to be the beneficial owner of 5% or more of our Common Stock, our Chief Executive Officer, Chief Financial Officer and the three most highly compensated persons (other than the CEO and CFO) who were serving as executive officers at December 31, 2020, each of our directors and director nominees, and all directors and executive officers as a group. The number of shares of Common Stock beneficially owned by the Company’s directors and named executive officers and all directors and executive officers as a group includes shares of Common Stock they have the right to acquire within 60 days of March 18, 2021. The percentages in the last column are based on 37,512,543 shares of Common Stock outstanding on March 18, 2021, plus the number of shares of Common Stock deemed to be beneficially owned by such individual or group pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individual or members of the group named in the first column and such individual or group members have sole voting and dispositive power with respect to the shares shown. For purposes of this table, beneficial ownership is determined in accordance with federal securities laws and regulations. Persons shown in the table disclaim beneficial ownership of all securities not held by such persons directly and inclusion in the table of shares not owned directly by such persons does not constitute an admission that such shares are beneficially owned by the director or officer for purposes of Section 16 of the Exchange Act or any other purpose.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock Owned
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,436,060	(a)	14.5%
Aristotle Capital Boston, LLC One Federal Street, 36th Floor Boston, MA 02110	2,473,371	(b)	6.6%
T Rowe Price Associates Inc. 100 E. Pratt Street Baltimore, MD 21202	2,457,589	(c)	6.6%
Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	2,232,415	(d)	6.0%
Systematic Financial Management 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	2,100,084	(e)	5.6%
Dimensional Fund Advisors, LP Building One 6300 Bee Cave Road

28

Austin, TX 78746	1,890,229	(f)	5.0%
Susan E. Ball	213,805	(g)	*
William J. Burns	253,976	(h)	*
W. Larry Cash	170,870	(i)	*
Kevin C. Clark	527,665	(j)	1.4%
Thomas C. Dircks	182,988	(k)	*
Gale Fitzgerald	145,972	(l)	*
Darrell S. Freeman, Sr.	49,984	(m)	*
Janice E. Nevin, M.D., MPH	17,916	(n)	*
Mark Perlberg, JD	66,544	(o)	*
Stephen A. Saville	63,548	(p)	*
Joseph A. Trunfio, Ph.D.	188,422	(q)	*
Buffy S. White	65,315	(r)	*
All directors and executive officers as a group (17 individuals)	2,084,887		5.6%

*	Less than 1%

(a)	The information regarding the beneficial ownership of shares by BlackRock, Inc. was obtained from its statement on Schedule 13G/A, filed with the SEC on January 26, 2021. Such statement discloses that BlackRock, Inc. has sole voting power of 5,402,797 shares and has sole dispositive power of 5,436,060 shares.

(b)	The information regarding the beneficial ownership of shares by Aristotle Capital Boston, LLC was obtained from its statement on Schedule 13G, filed with the SEC on February 2, 2021. Such statement discloses that Aristotle Capital Boston, LLC has sole voting power of 1,382,171 shares and sole dispositive power of 2,473,371 shares.

(c)	The information regarding the beneficial ownership of shares by T Rowe Price Associates Inc. was obtained from its statement on Schedule 13G/A, filed with the SEC on February 16, 2021. Such statement discloses that T Rowe Price Associates Inc. possesses sole voting power over 549,525 shares and sole dispositive power over 2,457,589 shares.

(d)	The information regarding the beneficial ownership of shares by Vanguard Group Inc. was obtained from its statement on Schedule 13G/A, filed with the SEC on February 12, 2021. Such statement discloses that Vanguard Group Inc. possesses shared voting power over 29,214 shares, sole dispositive power over 2,193,884 shares, and shared dispositive power over 38,531 shares.

(e)	The information regarding the beneficial ownership of shares by Systematic Financial Management, LP was obtained from its statement on Schedule 13G, filed with the SEC on February 12, 2021. Such statement discloses that Systematic Financial Management, LP possesses sole voting power over 1,317,134 shares and sole dispositive power over 2,100,084 shares.

(f)	The information regarding the beneficial ownership of shares by Dimensional Fund Advisors LP was obtained from its statement filed on Schedule 13G/A, filed with the

29

SEC on February 12, 2021. Such statement discloses that Dimensional Fund Advisors LP possesses sole voting power over 1,802,784 shares and sole dispositive power over 1,890,229 shares.

(g)	Includes 73,858 shares of Restricted Stock.

(h)	Includes 123,426 shares of Restricted Stock.

(i)	Includes 31,236 shares of Restricted Stock.

(j)	Includes 385,865 shares of Restricted Stock.

(k)	Includes 31,236 shares of Restricted Stock.

(l)	Includes 31,236 shares of Restricted Stock.

(m)	Includes 30,805 shares of Restricted Stock.

(n)	Includes 17,916 shares of Restricted Stock.

(o)	Includes 31,236 shares of Restricted Stock.

(p)	Includes 53,413 shares of Restricted Stock.

(q)	Includes 31,236 shares of Restricted Stock.

(r)	Includes 50,000 shares of Restricted Stock.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the compensation paid to our named executive officers, or NEOs, in Fiscal 2020. As discussed in Proposal No. 3, we are conducting a Say-on-Pay vote this year that requests your approval, on an advisory basis, of the compensation of our NEOs as described in this section and in the tables and accompanying narrative.

Our NEOs for Fiscal 2020, which consist of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers, are:

Name	Position
Kevin C. Clark	Chief Executive Officer and President
William J. Burns, MBA, CPA	EVP, Chief Financial Officer and Principal Accounting Officer
Susan E. Ball, JD, MBA, RN	EVP, Chief Administrative Officer, General Counsel and Secretary
Stephen A. Saville, JD	Group President, Locums, Education and Corporate Development
Buffy S. White	Group President, Workforce Solutions

30

Business Description

We are a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement, and consultative services for healthcare customers. Leveraging our 35 years of industry expertise and insight, we solve complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multiyear Best of Staffing® Award winner, we are committed to an exceptionally high level of service to both our clients and our healthcare professionals. We were the first publicly traded staffing firm to obtain The Joint Commission Certification, which we still hold with a Letter of Distinction. In February 2021, we earned Energage’s inaugural 2021 Top Workplaces USA award. We have a longstanding history of investing in our diversity, equality, and inclusion strategic initiatives as a key component of our overall corporate social responsibility program which is closely aligned with our core values to create a better future for our people, communities, the planet, and our shareholders.

Fiscal 2020 Business Performance Highlights

During 2020, we completed our turnaround strategy. Specifically, we achieved the following during Fiscal 2020:

-	Invested in revenue producing capacity, realigned and optimized our teams, reduced overhead by more than $20 million annually, permanently closed more than 50 offices (primarily local staffing while maintaining a local presence), implemented and successfully deployed an integrated cloud-based platform connecting our recruiters, account managers, and sales teams to enhance productivity, and launched Cross Country Marketplace, our proprietary on-demand mobile app for local market staffing.

-	Our 2020 full year financial results once again demonstrated our ability to execute well across multiple fronts, including expanding our base of clinicians on assignment against a backdrop of strong demand. We delivered consolidated revenue growth for the full year of 2%, despite school closures impacting our education business and other impacts from COVID-19 on our local and physician staffing businesses. For the first time in five years, we exceeded our profitability targets which resulted in awards earned above 100% of target levels consistent with our pay-for-performance philosophy. The 2018 performance stock awards were also forfeited in conformance with our pay-for-performance policy.

-	Along with solid execution on fulfillment and delivery, we continued on our path of digital innovation with the expansion of a cloud based platform that connects recruiters, account managers and the sales team for the entire travel nurse and allied teams, as well as the deployment of our proprietary on-demand mobile app, Cross Country Marketplace, to all of our local markets.

-	We also continued to make investments in social initiatives and diversity, including by electing another woman to our Board of Directors in May 2020. The Company is proud to have sponsored nursing scholarships at Florida Atlantic University and we were the presenting sponsor of the Leukemia and Lymphoma Society “Light the Night” walk -- just to mention a few.

31

Our Response to COVID-19

2020 was a challenging year due to the COVID-19 pandemic, yet a very rewarding year as we saw the best in our people and have been able to help heal the nation patient by patient. At the outset of the pandemic, we committed to adhering to our core values and beliefs by always striving to “do the right thing” for our clients, nurses, communities, employees and stockholders, and by taking a collaborative approach to problem-solving.

In March 2020, we quickly moved to a remote work environment and established protocols aligned with recommendations from the Centers for Disease Control to protect our corporate employees and front-line professionals.  As thousands of our healthcare professionals were on the front-lines, we also established a robust support system for those workers, providing access to a 24/7 hotline for healthcare workers who are experiencing emotional stress, and other resources to help them during a difficult time. During 2020, we responded to nearly 11,000 hotline calls and have aspired to be constant advocates for our healthcare professionals. Perhaps most importantly, we delivered on our value proposition, serving as an integral partner in redistributing the supply of healthcare labor where it was needed most during an unprecedented crisis throughout the country. This was poignantly displayed in a video sent to us by one of our long-time valued clients, showing our nurses receiving a standing ovation as they arrived at the hospital to bring relief to an exhausted staff.

Overall, we outperformed financially in 2020, significantly improving profitability in an extraordinarily challenging environment and positioning the Company for long-term value creation going forward. The crisis resulted in us returning to our roots as an entrepreneurial, innovative company, building an exceptional team of professionals and embracing technology in new and exciting ways. Despite the pandemic, we executed well across multiple fronts, including:

●	Rapidly expanding our base of clinicians on assignment against a backdrop of rising demand
●	Taking decisive action to significantly reduce costs, including the closure of more than 50 brick-and-mortar offices
●	Furthering our digital transformation strategy and reaching key milestones set in our 5-year strategic plan:
○	Completing the implementation of our integrated, cloud-based Applicant Tracking System for key segments, laying the foundation for a digital ecosystem on one end-to-end platform to improve both productivity and the candidate experience.
○	Launching phase one of our proprietary on-demand mobile app, Cross Country Marketplace, to our entire local footprint.
○	Executing the operationalization of our cloud-based CRM to more effectively engage prospective and manage existing client relationships.
○	Introducing an enterprise business analytics tool to accelerate top and bottom-line revenue growth through adaptive market positioning, leveraging real time AI and machine learning.
○	Institutionalizing sophisticated digital media strategies to source, engage and efficiently place high quality healthcare professionals faster.

32

Through all of these changes, our team remained focused and continued to uphold our values and our standards of excellence while working to improve the financial performance of the company, advocating for our healthcare professionals and providing consultation and staffing to our clients.

COMPENSATION PHILOSOPHY AND OBJECTIVES

What we do		What we don’t do
☑	Majority of compensation incentive-based and at risk tied to company performance	X	No guaranteed incentive payments
☑	Engage independent compensation consultants	X	No 280G excise tax gross-ups
☑	Engage in peer group benchmarking	X	No supplemental executive pension or retirement plans
☑	Due diligence in setting compensation targets and goals	X	No option repricing
☑	Periodically assess the compensation programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risks to the company	X	Perquisites are not a substantial portion of our NEO pay packages
☑	Provide reasonable severance protection with double trigger protections upon a change in control	X	No pledging and no hedging
☑	Clawback of equity and cash incentive payments in the event of a restatement
☑	Robust stock ownership guidelines: Directors (2x cash component); CEO (3x Base Salary); and Other Senior Executives (1x Base Salary)

The philosophy of our executive compensation program is to align pay with performance, keep overall compensation competitive and ensure that we can recruit, motivate and retain high quality executives. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based. Our NEO compensation for Fiscal 2020 reflects this commitment.

The Compensation Committee structured the Fiscal 2020 executive compensation with the goal of ensuring that total direct compensation levels were sufficiently competitive to attract, motivate and retain the highest quality executives, that performance-based “at-risk” incentive compensation was a substantial portion of total compensation opportunities, and that long-term incentive compensation aligned executives’ interests with our stockholders’ interests to create long-term stockholder value. The Compensation Committee structured the Fiscal 2020 equity incentive to retain key executives. In addition, the Compensation Committee also structured the equity incentive to take into account the Company’s near-term and longer-term strategic objectives to provide executives with the opportunity to acquire a significant stake in our growth and prosperity. It was also structured to incentivize and reward executives for sound business management,

33

developing a high performance team environment, fostering the accomplishment of strategic and operational objectives, and compensating executives for improvement in stockholder value, all of which are essential to improving our financial performance and creating success.

Our executives’ compensation for Fiscal 2020 consisted of a base salary, an annual incentive bonus and long-term equity awards (66.7% of which are time vested over three years and 33.3% of which are performance-based). The Compensation Committee increased the weighting on performance-based equity from 25% of target award opportunities in Fiscal 2019 to 33.3% in Fiscal 2020 to further strengthen the alignment of executive pay with long-term sustainable performance. In Fiscal 2020, the performance-based portion of the long-term equity awards was based on two performance metrics: (i) three-year cumulative Adjusted EBITDA (weighted 75%) and (ii) Adjusted EBITDA margin for the third year of the performance period (weighted 25%). For Fiscal 2020, 79% of our CEO’s target total compensation and an average of 63% of our other NEOs’ target total compensation were performance-based or equity-based. We do not provide defined benefit pension, supplemental retirement benefits or executive perquisites to our NEOs as they are not tied to performance.

The three principles of our compensation philosophy are as follows:

PRINCIPLE	RATIONALE
Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives	Our Committee seeks to establish total direct compensation targets (base salary, short-term and long-term incentives) at the 50th percentile of our Peer Group and market data of companies of like size, thereby providing our executives the opportunity to be competitively rewarded for our financial, operational and stock price growth. We believe paying at the 50th percentile is competitive and promotes employment engagement and high performance. It is also the Compensation Committee’s intention to set total executive compensation at sufficiently competitive levels to attract and retain strong, motivated leadership who will not only strive to meet and exceed our key operating and strategic objectives, but also demonstrate the utmost integrity in doing so.
Performance-based compensation should constitute a substantial portion of total compensation	We believe in a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk.” The performance of our executives, considered in light of general economic and specific company, industry and competitive conditions, serves as the primary basis for determining their overall compensation. Accordingly, a portion of the compensation provided to our executive officers is tied to, and varies with, our financial and operational performance, as well as individual performance. We view our short-term and long-term incentive components of the compensation program as being variable and “at risk.”

34

Long-term incentive compensation should align executives’ interests with our stockholders’ interest to further the creation of long-term stockholder value	Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage the Company from the perspective as owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Our stock ownership guidelines further enhance the incentive to create long-term stockholder value. Equity-based compensation also subjects our executives to market risks similar to our stockholders.

This philosophy serves as the basis of the Compensation Committee’s decisions regarding each of the following three components of pay, each of which is discussed below:

●	base salary

●	short-term (annual) incentive compensation; and

●	long-term (equity) compensation.

Consideration of Stockholder Advisory Vote

As part of its compensation setting process, the Compensation Committee also considers the results of the prior year’s advisory vote by our stockholders on our executive compensation to provide useful feedback regarding whether our stockholders believe the Compensation Committee is achieving its goal of designing an executive compensation program that promotes the best interests of the Company and its stockholders by providing its executives with the appropriate compensation and meaningful incentives. For the ninth straight year, our executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 96% of the votes cast at the 2020 annual stockholder meeting. Our Compensation Committee believes that this vote reflected our stockholders’ strong support of the compensation decisions made by the Compensation Committee for our NEOs for 2019.

DETERMINATION OF COMPENSATION

Role of the Compensation Committee

The Compensation Committee is composed solely of independent directors and is responsible for determining the compensation of our CEO and other NEOs. The Compensation Committee receives assistance from its independent compensation advisor, Pearl Meyer & Partners, LLC (“Pearl Meyer”).

Our NEO compensation program is implemented yearly during the first quarter, which coincides with the completion of our annual financial statement audit and release of annual earnings, as well as the approval of the budget for the then current year. Annual cash incentives earned for the prior year, if any, are determined by the Compensation Committee and paid out at that time. Current year target objectives are also established at that time and any adjustments to base salaries are typically determined by the Compensation Committee at that time.

35

When making NEO compensation decisions, the Compensation Committee takes many factors into account, including the economy, the NEO’s performance, expected future contributions to the Company’s success, the financial and operational results of individual business units, our financial and operational results as a whole, the NEO’s historical compensation, and any retention concerns. As part of the process, the CEO provides the Compensation Committee with his assessment of the other NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year. In looking at historical compensation, the Compensation Committee looks at the progression of salary increases over time, a NEO’s ability to meet performance objectives in prior years, the value inherent in equity awards to be granted to complete the total compensation program for an NEO for a particular year, economic outlook and our stock performance. The Compensation Committee uses the same general factors in evaluating the CEO’s performance and compensation as it uses for the other NEOs; provided, however, the CEO does not participate in his own assessment.

Upon receipt of this information, the Compensation Committee discusses proposed compensation plans for the CEO and other NEOs in detail. Based on our Governance Guidelines, the Compensation Committee is required to approve annually the goals and objectives for compensating the CEO and other NEOs, evaluate their performance in light of these goals before setting their salaries, bonus and other incentive and equity compensation. The Compensation Committee adjusts the cash incentive portion of the NEOs’ total target pay mix consistent with its philosophy to incentivize and reward executives to reach certain financial and strategic objectives and reward them based upon their performance. The Compensation Committee believes that maintaining the flexibility to make upward or downward adjustments to the various components of the NEOs compensation programs allows the Compensation Committee to appropriately provide incentives to individuals and further aligns the NEOs with the objectives of our stockholders.

Role of Management

The Compensation Committee and the Board made all decisions regarding the compensation of our NEOs, after considering recommendations from our CEO, who provides the Compensation Committee with his assessment of the other NEOs’ performance and other factors used in developing his recommendation for their compensation, including salary adjustments, cash incentives and equity grant guidelines for the then current year for NEO compensation other than his own.

Role of the Compensation Consultant

Annually, the Compensation Committee evaluates the Company’s executive and director compensation design, competitiveness and effectiveness. For Fiscal 2020, the Compensation Committee continued to engage Pearl Meyer to review the compensation components for our NEOs against our 2020 Peer Group and market data of like-sized companies, assist in the determination of the Fiscal 2020 compensation for our NEOs, and provide recommendations for our director compensation program. The Compensation Committee annually reviews the independence of Pearl Meyer. Pearl Meyer does not perform any other services for the Company other than its compensation consulting services to the Compensation Committee and is deemed to be independent and conflict-free under relevant stock exchange standards.

36

Role of Benchmarking

At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant, determines the process by which it will work to ensure that the Company’s compensation programs are competitive. For Fiscal 2020, the Compensation Committee, with the recommendation of Pearl Meyer, determined it would be appropriate to maintain the group of peer companies which it had established in 2019. The peer group is composed of companies from both the healthcare staffing and general staffing industry, and it includes the following 10 companies (the “2020 Peer Group”):

2020 PEER GROUP
AMN Healthcare Services, Inc.	Volt Information Sciences, Inc.	Heidrick & Struggles International Inc.
On Assignment, Inc.	Hudson Global, Inc.	GP Strategies Corp.
KForce, Inc.	Korn/Ferry International	Barrett Business Services, Inc.
TrueBlue, Inc.

The Compensation Committee determined that the peer group reflects companies falling within a generally comparable size range that we compete with for business, executive talent, and investor capital.

Although the companies in the 2020 Peer Group are comparable to the Company in certain respects, factors such as revenue, business mix, profitability, business strategy, compensation philosophy, and incentive plan design vary among the peers and such differing factors affect the compensation which they provide to their executives. While informative to the Compensation Committee, such peer practices are not the sole factor that influences the Compensation Committee’s decisions about executive compensation. The Compensation Committee also makes decisions based on the collective experience and knowledge of its members. Generally, our policy has been to pay our NEOs base salaries at the 50th percentile of our 2020 Peer Group.

COMPONENTS OF FISCAL 2020 NEO PAY PROGRAM

The Compensation Committee uses various compensation elements to provide an overall competitive total compensation and benefits package to the NEOs that is tied to creating stockholder value, is commensurate with our financial results and aligns with the business strategy. The Compensation Committee’s specific rationale, design, reward process and relating information are outlined below.

37

Base Salary

We provide the NEOs with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined on the basis of each executive’s position, performance and level of responsibility. Base salary levels are reviewed annually. Peer group and market data from like sized companies are utilized in our review. Merit increases for NEOs are considered based on the annual reviews of market data and base salaries, and are adjusted only as needed, not necessarily annually. Base salaries for NEOs are generally benchmarked within a tight range of the market median for our peer groups and companies of like size.

For Fiscal 2020, none of our NEOs received a base salary increase other than Ms. White, whose salary was increased by 7.5% to more closely align with levels provided to other Group President and senior executive officers. As previously noted, as part of our response to the economic impacts of the COVID-19 pandemic, our NEOs voluntarily agreed to a 10% reduction in base salary, effective as of May 1, 2020 for Mr. Clark and as of July 1, 2020 for other NEOs. Effective October 1, 2020, as Company performance continued to stabilize and improve, base salaries for all NEOs were restored to pre-cut levels.

NEO	2020 Base Salary ($)(1)	2019 Base Salary ($)	% Increase vs Prior Year
Kevin C. Clark	825,000	825,000	—%
William J. Burns	525,000	525,000	—%
Susan E. Ball	420,000	420,000	—%
Stephen A. Saville	430,000	430,000	—%
Buffy S. White	430,000	400,000	7.5%

(1)	Reflects full annual base salaries prior to temporary 10% reductions, which our NEOs voluntarily agreed to for a portion of 2020 in response to the COVID-19 pandemic.

Annual Cash Incentive Program

The annual cash incentive program is a core component of our “pay-for-performance” philosophy. The program is heavily weighted to our financial results or relevant business units and the goals are closely linked to business strategy. The components of this program have historically included the incentive and reward opportunity (expressed as a percentage of base salary) and performance measures determined by the Compensation Committee, such as revenue, Adjusted EBITDA, and segment contribution income. To ensure the integrity of the goals and minimize the risk of unanticipated outcomes, each goal has had a performance range built around it with a commensurate increase or decrease in the associated award opportunity. The Compensation Committee may adjust performance measures for certain special, unusual or non-recurring items at its sole discretion.

Each annual target cash incentive award opportunity is expressed as a percentage of base salary, which may be earned based on both the achievement of certain financial objectives (the “Objective Bonus” component) and individual subjective considerations tied primarily to individual objectives (the “Subjective Bonus” component). If results fall below pre-established

38

threshold levels, no cash award is payable under the Objective Bonus component, although a Subjective Bonus may still be paid at the discretion of the Compensation Committee. If results exceed pre-established outstanding goals, the cash award payable under the Objective Bonus component is capped at a maximum award opportunity of 180% of the short-term incentive target. The Compensation Committee believes that having a maximum cap serves to promote good judgment by the NEOs, reduces the likelihood of windfalls and makes the maximum cost of the plan predictable. The award opportunity is established for each position with the desired emphasis on pay at risk (more pay at risk for senior executives) and internal equity (comparably positioned executives should have comparable award opportunities).

The Subjective Bonus opportunity also is capped at a maximum amount, expressed as a percentage of the short-term incentive target, which may vary for each position. The use of subjective criteria enables the Compensation Committee to consider a variety of subjective factors relative to each executive’s specific responsibilities. This process allows the Compensation Committee to evaluate performance and to recognize contributions in light of our changing needs and strategic priorities.

Incentive payouts under the Annual Cash Incentive Program, at a reduced level, begin upon achievement of a predetermined percentage of targeted objectives (generally 80% or higher for EBITDA and 95% for revenue) which can vary from year to year and from one performance metric to another, so that there is not a disincentive to the NEOs. Payouts may exceed 100% if the performance exceeds 100% of the target objective as set forth in the table below. We believe that an “all or nothing” approach could provide a disincentive compared to our variable funding approach that is better aligned with our overall operating objectives, and ensures that pay varies in proportion to performance.

Historically, the Compensation Committee has established performance goals and the weighting of each goal during its first Compensation Committee meeting each year. The process for setting the goals begins with the management team establishing preliminary goals based on prior year’s results, the budget, strategic initiatives, industry performance and projected economic conditions. The Compensation Committee assesses the difficulty of the goals and their implications for share price appreciation, revenue growth and other related factors. The iterative process results in final goals presented by management to the Compensation Committee at its March meeting.

The table below sets forth the percentages of the portion of the Fiscal 2020 annual incentive bonus that was payable upon achievement of the minimum, target and maximum levels (with interpolation between levels) of the performance metrics set forth in the table below for each of our NEOs.

Performance Metric	Attainment Range (Minimum/ Target/ Maximum)	Payout Percentage (Minimum/ Target/ Maximum)	Clark	Burns	Ball	Saville	White
Company Annual Revenue	95%/100%/105%	20%/100%/180%	20%	20%	20%	20%	20%
Company Annual Adjusted EBITDA	80%/100%/120%	20%/100%/180%	60%	60%	60%	60%	60%
Individual Objectives	n/a	20%/100%/180%	20%	20%	20%	20%	20%

Totals			100%	100%	100%	100%	100%

39

Company annual Adjusted EBITDA (a non-GAAP financial measure) and Company annual revenue targets for the NEOs for 2020 were $31.3 million and $860.0 million, respectively. See Annex A of this proxy statement for further discussion regarding how annual Adjusted EBITDA was calculated from our Consolidated Financial Statements and a reconciliation of annual Adjusted EBITDA to our results as reported under GAAP.

Determination of Fiscal 2020 Annual Incentive Bonus Payments

The Committee determined that, for Fiscal 2020, the Company achieved annual revenue of $836.4 million, equal to 97.3% of the target goal, and annual Adjusted EBITDA of $36.3 million, equal to 116.2% of the target goal. As a result of the attainment on the respective metrics, the payout percentages for annual revenue and Adjusted EBITDA were 56% and 165%, respectively. Additionally, our NEOs met most or all of their respective individual objectives associated with the subjective component. Resulting awards for our NEOs ranged from approximately 129% to 130% of target, as noted below, marking the first year since Fiscal 2015 that short-term incentives were near or above target award levels. In approving these awards, the Compensation Committee took into consideration our NEOs’ extraordinary efforts to protect, manage, and grow the business and seamlessly maintain operations during a time of tremendous uncertainty. However, no adjustments or discretion were applied to financial performance results to account for the impact of the COVID-19 pandemic.

	Target Bonus Opportunity		Annual Incentive Bonus Earned
NEOs	% of Base Salary	$	% of Target Bonus Opportunity Earned(1)	$
Kevin C. Clark	100%	825,000	129.3%	1,067,073
William J. Burns	70%	367,500	130.1%	478,272
Susan E. Ball	75%	315,000	130.1%	409,948
Stephen A. Saville	75%	322,500	130.1%	419,708
Buffy S. White	75%	322,500	130.1%	419,708

(1)	Based on achievement level of the Company’s financial performance with respect to the annual revenue and Adjusted EBITDA targets and the following achievement of individual objectives: 96% for Mr. Clark and 100% for each of Messrs. Burns and Saville, and Ms. Ball and Ms. White.

40

The table below shows historic short-term bonus payouts:

Three-Year STI Bonus Payment History

NEOs	Year	Target ($)	Payout ($)	Payout as % of Target
Kevin C. Clark	2020	825,000	1,067,073	129.3%
	2019	825,000	368,915	44.7%

William J. Burns	2020	367,500	478,272	130.1%
	2019	367,500	164,335	44.7%
	2018	393,750	63,000	16.0%

Susan E. Ball	2020	315,000	409,948	130.1%
	2019	294,000	131,468	44.7%
	2018	225,000	45,000	20.0%

Stephen A. Saville	2020	322,500	419,708	130.1%
	2019	322,500	144,212	44.7%

Buffy S. White	2020	322,500	419,708	130.1%
	2019	280,000	186,128	66.5%
	2018	210,000	37,800	18.0%

Long-Term Incentive Compensation

The Company uses equity-based awards to focus executives on long-term performance, to align executives’ financial interests with those of stockholders and to create retention platforms for key executives. Equity-based awards for NEOs are generally made based on the executive’s position, experience and performance, prior equity-based compensation awards and competitive equity-based compensation levels. Further, the Compensation Committee determines the terms and conditions of equity grants taking into account market practices and the objectives of the compensation program. Retaining key talent is a key factor for the Compensation Committee in considering the level of equity awards and the vesting schedule.

In 2020, 66.7% of the equity awards granted to the NEOs were in the form of time-based restricted share awards (RSAs) and 33.3% were in the form of performance-based share awards (PSAs) under our 2020 Omnibus Incentive Plan, as amended (the “Plan”). The Compensation Committee increased the weighting on PSAs (from 25% in Fiscal 2019 to 33.3% in Fiscal 2020) to further strengthen the alignment of NEO compensation with longer-term sustainable performance results. The Company issues PSAs to tie compensation to specific longer-term financial performance goals and focus management on maximizing stockholder value. In 2020, the total targeted long-term opportunities and mix for our NEOs is set forth in the following table:

41

Name	RSA Component (66.7% Weighting in 2020)		PSA Component (33.3% Weighting in 2020)		Total Target LTI Opportunity
	$ Value	% of Salary	$ Value	% of Salary	$ Value	% of Salary
Kevin C. Clark	$1,512,500	183.3%	$756,250	91.7%	$2,268,750	275.0%
William J. Burns	$437,500	83.3%	$218,750	41.7%	$656,250	125.0%
Susan E. Ball	$280,000	66.7%	$140,000	33.3%	$420,000	100.0%
Stephen A. Saville	$215,000	50.0%	$107,500	25.0%	$322,500	75.0%
Buffy S. White	$215,000	50.0%	$107,500	25.0%	$322,500	75.0%

The Compensation Committee approves a number of RSAs and a target number of PSAs to be granted to the NEOs on March 31st of each year. The grant date values of the RSAs and PSAs granted in Fiscal 2020 are set forth below and were based on the closing price on the grant date. Individual awards are based on a percentage of individual’s respective base salary at the time the awards are granted. The percentages and eligibility are based on the terms of employment for certain individuals or as may be determined by the Compensation Committee.

Name	Grant Date Value of RSAs (per share)	Number of RSAs	Grant Date Value of PSAs at Target (per share)	Target Number of PSAs
Kevin C. Clark	$6.74	224,519	$6.74	112,092
William J. Burns	$6.74	64,944	$6.74	32,424
Susan E. Ball	$6.74	41,564	$6.74	20,751
Stephen A. Saville	$6.74	31,916	$6.74	15,934
Buffy S. White	$6.74	31,916	$6.74	15,934

All of the RSAs granted to the NEOs in 2020 provide for vesting of 33.33% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.

The PSAs granted to the NEOs in 2020 provide for the issuance of a number of shares based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) over a three-year period (weighted 75%) and the Adjusted EBITDA margin at the end of that three-year period (weighted 25%) as follows:

Performance Level	3-yr Cumulative Adjusted EBITDA Achieved ($000s)	Percentage of the Target Shares Earned	Adjusted EBITDA Margin Achieved	Percentage of the Target Shares Earned
Below Threshold	Less than $110,000	0%	Less than 6.50%	0%
Threshold	$110,000	20%	6.50%	20%
Target	$146,700	100%	7.00%	100%
Maximum	$161,300	120%	7.50%	120%

The PSAs granted to the NEOs in 2020 will vest, if at all, on or about March 31, 2023, subject to the achievement of the applicable performance goals and the NEOs’ continued employment through such date. The performance stock awards that were granted in 2018 were not earned and, accordingly, those shares have been forfeited. See Annex A of this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

42

OTHER COMPENSATION AND BENEFITS

Nonqualified Deferred Compensation Plans

We maintain the 2003 Deferred Compensation Plan and the 2017 Nonqualified Deferred Compensation Plan, each an unfunded non-qualified deferred compensation arrangement, intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Under the deferred compensation plans, designated employees, including our NEOs, may elect to defer the receipt of a portion of their annual base salary, bonus and commission to our deferred compensation plans. We may also make a discretionary contribution to the deferred compensation plans on behalf of certain participants. Discretionary contributions to the 2003 Deferred Compensation Plan generally become vested three years from the date such contribution is made to the plan, upon the occurrence of a change in control or upon a participant’s retirement, death during employment or disability. Discretionary contributions to the 2017 Nonqualified Deferred Compensation Plan are subject to such vesting period as determined by the Company at the time of the contribution. Generally, payments under the deferred compensation plans automatically commence upon a participant’s retirement, termination of employment or death during employment. Under certain limited circumstances described in the deferred compensation plans, participants may receive distributions during employment. To enable us to meet our financial commitment under the deferred compensation plans, assets may be set aside in a corporate-owned vehicle, which assets remain available to all our general creditors in the event of our insolvency. Participants of the deferred compensation plans are our unsecured general creditors with respect to the deferred compensation plan benefits.

401(k) Plan and Other Benefits

We maintain a 401(k) plan. The plan permits eligible employees to make voluntary, pre-tax contributions to the plan up to a specified percentage of compensation, subject to applicable tax limitations. We may make a discretionary matching contribution to the plan equal to a pre-determined percentage of an employee’s voluntary, pre-tax contributions and may make an additional discretionary profit sharing contribution to the plan, subject to applicable tax limitations. Our NEOs are eligible for matching contributions, subject to regulatory limits on contributions to 401(k) plans. Eligible employees who elect to participate in the plan are generally vested in any matching contribution after three years of service with us and fully vested at all times in their employee contributions to the plan. The plan is intended to be tax-qualified under Section 401(k) of the Code, so that contributions to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan, and so that our contributions, if any, will be deductible by us when made. In addition to the 401(k) plan, we provide our NEOs with health and dental coverage, company-paid group term life insurance, disability insurance, paid time off and paid holidays programs applicable to other employees in their locality. These benefits are designed to be competitive with overall market practices and are in place to attract and retain the necessary talent in the business.

43

Employment Agreements

Mr. Clark, CEO and President

On January 16, 2019, the Board appointed Kevin Clark as our President and Chief Executive Officer. We entered into an employment agreement (the “Clark Agreement”) with Mr. Clark with an initial term expiring on December 31, 2021, subject to automatic renewal for successive one-year terms unless prior to the end of the initial term or any renewal term either party has given at least 90 days’ prior written notice of the intention not to renew the Clark Agreement. The Clark Agreement provides for Mr. Clark to receive an annual base salary of $825,000. Mr. Clark’s base salary will be reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Mr. Clark is eligible to participate in the Company’s annual bonus plan with a target bonus of 100% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Clark is eligible to participate in the Company’s long term incentive plan and receive awards valued at 275% of his base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. Clark is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

If Mr. Clark’s employment is terminated by the Company without cause (as defined in the Clark Agreement) or if Mr. Clark terminates his employment for good reason (as defined in the Clark Agreement), subject to his execution of a release, he will be entitled to a severance payment equal to the sum of (i) two years of his base salary plus (ii) an amount equal to two times the bonus Mr. Clark would have earned during the year in which such termination occurs (such amount to be determined by the Compensation Committee). In addition, all then-current benefits will continue for a period of two years and all unvested stock appreciation rights, performance stock awards, stock options or other equity awards will immediately vest. If Mr. Clark’s employment is terminated because the Company has given Mr. Clark notice of non-renewal, he will be entitled to a non-renewal payment equal to 18 months of his base salary.

During Mr. Clark’s employment and for a period of two years thereafter, Mr. Clark may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Mr. Burns, Executive Vice President and Chief Financial Officer

On February 1, 2019, the Company amended its employment agreement with William J. Burns to appoint him as its Executive Vice President and Chief Financial Officer. Mr. Burns previously served as the Company’s Chief Operating Officer from January 25, 2018 to February 1, 2019 and as the Company’s Chief Financial Officer since April 2013 to January 2018. His base salary is $525,000 per year and remains subject to annual review by the Compensation Committee. Effective February 22, 2021, he is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, based on achieving performance goals to be established by the Compensation Committee. Mr. Burns is also eligible to participate in the Company’s long term incentive plan and receive awards valued at 125% of his base salary based on the

44

level of achievement of performance goals as Chief Financial Officer to be established by the Compensation Committee.

Mr. Burns is eligible to participate in the Company’s equity incentive plan, as well as all benefit plans and fringe benefit arrangements available to our senior executives. If Mr. Burns’ employment is terminated by us without cause or Mr. Burns terminates his employment for good reason, and if he is not otherwise entitled to receive severance benefits under our Executive Severance Plan Amended and Restated as of May 28, 2010 (“Executive Severance Plan”), subject to his execution of a release, he will be entitled to a severance payment equal to one year’s base salary and health insurance benefits.

During Mr. Burns’ employment and for a period of two years thereafter, Mr. Burns may not compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Ms. Ball, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Ms. Ball joined the Company as its Corporate Counsel pursuant to the terms and conditions of an offer letter entered into in March 2002 (the “Ball Offer Letter”).   Her base salary is reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Ms. Ball is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of her base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Ms. Ball is eligible to participate in the Company’s long term incentive plan and receive awards valued at 100% of her base salary. Such awards are based upon terms and conditions determined by the Compensation Committee. Ms. Ball is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

Most recently, the Company amended the Ball Offer Letter on February 22, 2021, to increase her base salary from $420,000 to $430,000 and to change her title to include Chief Administrative Officer.

In addition to increasing her base salary and changing her title, if Ms. Ball’s employment is terminated by the Company without cause (as defined in the offer letter) or if Ms. Ball terminates her employment for good reason (as defined in the offer letter) she will be entitled to a severance payment equal to the sum of: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; and (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination (the “Severance Payments”).

Ms. Ball is entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she

45

will cease to be eligible for severance payments under her offer letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.

During Ms. Ball’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may she intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Mr. Saville, Group President, Locums, Education and Corporate Development

Mr. Saville joined the Company on April 15, 2019 as its Executive Vice President of Operations pursuant to the terms and conditions of an offer letter entered into on March 11, 2019 (the “Saville Offer Letter”). On January 25, 2021, his title was changed to Group President, Locums, Education and Corporate Development. The Saville Offer Letter provides for Mr. Saville to receive an annual base salary of $430,000. Mr. Saville’s base salary will be reviewed for increase on an annual basis by the Board or the Compensation Committee. For each calendar year during the term, Mr. Saville is eligible to participate in the Company’s annual bonus plan with a target bonus of 75% of his base salary, based on achieving performance goals to be established by the Compensation Committee. In addition, for each calendar year during the term, Mr. Saville is eligible to participate in the Company’s long term incentive plan and receive awards valued at 75% of his base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Mr. Saville is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

If Mr. Saville’s employment is terminated by the Company without cause (as defined in the offer letter) or if Mr. Saville terminates his employment for good reason (as defined in the offer letter) he will be entitled to a severance payment equal to the sum of; (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; and (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination (the “Severance Payments”).

Mr. Saville will be entitled to participate in the Company’s Executive Severance Plan; provided, however, that if he is or becomes eligible to receive severance benefits under such plan, he will cease to be eligible for Severance Payments and the Company’s sole obligation will be to pay him the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.

During Mr. Saville’s employment and for a period of one year thereafter, he may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may he intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

46

Ms. White, Group President Workforce Solutions

On March 27, 2020, the Company amended Ms. White’s original offer letter to increase her base salary from $400,000 to $430,000 and increase her annual cash incentive bonus eligibility from 70% of her base salary to 75% (based on achieving performance goals to be established by the Compensation Committee). On January 25, 2021, her title was changed to Group President, Workforce Solutions. Ms. White’s base salary will be reviewed for increase on an annual basis by the Board or the Compensation Committee. In addition, for each calendar year during the term, Ms. White is eligible to participate in the Company’s long term incentive plan and receive awards valued at 75% of her base salary. Such awards will be upon terms and conditions determined by the Compensation Committee. Ms. White is also eligible to participate in all other benefit plans and fringe benefit arrangements available to the Company’s senior executives.

Pursuant to Ms. White’s addendum to her original offer letter with the Company entered into on May 21, 2019, if Ms. White’s employment is terminated by the Company without cause (as defined in the offer letter) or if Ms. White terminates her employment for good reason (as defined in the offer letter) she will be entitled to a severance payment equal to the sum of: (i) any unpaid base salary through the date of termination; (ii) reimbursement for unreimbursed business expenses incurred through the termination date; (iii) payment of unused vacation and sick time in accordance with the Company’s policy; and (iv) all other applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant pursuant to the terms and conditions of such plans; and continued payments of base salary in effect at the time of termination in accordance with the Company’s regular payroll practices for a period of twelve months following the date of termination (the “Severance Payments”).

Ms. White will be entitled to participate in the Company’s Executive Severance Plan; provided, however, that if she is or becomes eligible to receive severance benefits under such plan, she will cease to be eligible for severance payments under her offer letter described above and the Company’s sole obligation will be to pay her the amounts and benefits provided in the Executive Severance Plan subject to the terms and conditions thereof.

During Ms. White’s employment and for a period of one year thereafter, she may not, among other things, compete with the Company in any jurisdiction in which the Company’s business is conducted nor may she intentionally interfere with the Company’s relationship with any of its suppliers, customers or employees.

Severance/Change of Control Arrangements

We maintain an Executive Severance Plan pursuant to which, subject to executing a release, each NEO is entitled to receive certain severance payments and benefits if, within 90 days prior to, or within 18 months after, a “Change of Control” (as defined in the Executive Severance Plan) of the Company, such NEO is terminated without cause or incurs an “involuntary termination” (i.e. a resignation for good reason). It is a “double-trigger” policy as a “Change of Control” must occur and the NEO must be terminated without Cause (as defined in the Executive Severance Plan) or the NEO terminates for “Good Reason” (as defined in the Executive Severance Plan).

47

Under the Executive Severance Plan, Mr. Clark, Mr. Burns, and Ms. Ball are entitled to receive continued base salary for a period of two years following termination, plus two times the amount of their target bonus for the year in which a Change of Control occurs; and Mr. Saville and Ms. White are entitled to receive continued base salary for a period of one year following termination, plus one times the amount of their target bonus of the year in which a Change of Control occurs. In addition, during such period, we would continue to make group health, life or other similar insurance plans available to such NEO and his or her dependents, and we would pay for such coverage to the extent we paid for such coverage prior to the termination of employment. The severance benefits payable under the Executive Severance Plan are subject to the execution of a release and reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

Under our general severance pay policy for all of our eligible employees, if an NEO (other than Mr. Clark and Mr. Burns whose arrangements are included in their employment agreements and Mr. Saville and Ms. White whose arrangements are included in their offer letters) is terminated without cause (as defined in our general severance pay policy) other than in connection with a Change of Control, the NEO, subject to executing a release would be entitled to one week’s base salary for each full year of continuous service with us.

Perquisites

Our NEOs are not entitled to any perquisites that are not otherwise available to all of our employees. In this regard, it should be noted that we do not provide defined benefit pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Anti-Hedging Policy

Pursuant to our Securities Compliance Policy and Securities Disclosure Compliance Agreement for Employees and Non-Employee Directors, our NEOs and employees may not buy or sell or participate in puts, calls, transferable options or other speculative rights and obligations with respect to equity securities of the Company. In addition, they may not make a “short sale” (i.e., the sale of securities that they do not own at the time of the sale or that will not be delivered for more than twenty days).

Stock Ownership Guidelines

Effective as of January 1, 2014, our Company’s chief executive officer must hold shares of Common Stock equal to three times his base salary, to be accumulated over three years, and the Company’s other senior executives must hold shares of Common Stock equal to one times his or her base salary, to be accumulated over three years. Both unvested and fully vested RSAs and fully vested PSAs, as well as directly-held and indirectly-held shares, count towards this ownership requirement. All senior executives who have served in that capacity for more than three years are in compliance with this guideline.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting

48

matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of ASC Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code. Section 162(m) limits the income tax deduction by the Company for compensation paid to certain executive officers to $1,000,000 per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, the Company is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1,000,000, with the exception of performance-based awards outstanding on November 2, 2017.

Incentive Compensation Recoupment “Clawback” Policy

The Company has an Incentive Compensation Recoupment Policy (“Clawback Policy”) for executive officers. This policy further strengthens the risk mitigation program by defining the economic consequences that misconduct has on the executive officer’s incentive-related compensation. If there is a Restatement (as defined below) and the Board determines that an executive received incentive compensation over a three-year look back period (during which the policy was in effect) in excess of the amount that would have been paid to the executive had such incentive compensation been calculated based on the restatement, regardless of fault, the Board has the discretion to (i) require the executive to repay all or a portion of any cash incentive compensation, (ii) cancel all or a portion of any vested or unvested incentive compensation awarded to the executive, and (iii) require the executive to repay all or a portion of any gains realized with respect to the award. Under the policy, “Restatement” means any restatement of the Company’s financial statements due to non-compliance with any accounting requirement where such restatement is due to the covered person’s fraud or misconduct, errors or omissions or other related activities.

Compensation Risk Management

Our Compensation Committee has specifically reviewed and, in consultation with Pearl Meyer, considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the amount paid. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance-based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation. We believe that this ensures that our NEOs and other employees focus on the health of our business that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. Our “clawback” and anti-hedging policies and stock ownership requirements also help to manage potential risks and promote alignment with stockholder interests. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.

49

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

THE COMPENSATION COMMITTEE

Joseph A. Trunfio, Ph.D., Chairman

W. Larry Cash, Member

Darrell S. Freeman, Sr., Member

Mark Perlberg, JD, Member

50

SUMMARY COMPENSATION TABLE

The following table provides a summary of the compensation received by our NEOs for the fiscal years ended December 31, 2020, 2019, and 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Kevin C. Clark Chief Executive Officer and President	2020	790,731	2,268,758	1,067,073	—	4,126,562
	2019	786,923	2,268,764	368,915	—	3,424,602

William J. Burns Chief Financial Officer and Principal Accounting Officer	2020	511,269	656,260	478,272	—	1,645,801
	2019	525,000	656,258	164,335	—	1,345,593
	2018	521,154	787,520	63,000	—	1,371,674

Susan E. Ball, Chief Administrative Officer, General Counsel and Secretary	2020	409,015	420,003	409,948	—	1,238,966
	2019	413,077	375,008	131,468	—	919,553
	2018	375,000	375,006	45,000	—	795,006

Stephen A. Saville, Group President, Locums, Education and Corporate Development	2020	418,754	322,509	419,708	19,203	1,180,174
	2019	305,962	322,500	144,212	44,654	817,328

Buffy S. White Group President, Workforce Solutions	2020	411,831	322,509	419,708	26,387	1,180,435
	2019	392,308	210,000	186,128	84,486	872,922
	2018	347,308	210,000	37,800	—	595,108

(1)	Amounts in this column reflect the aggregate grant date fair value of awards of RSAs and PSAs granted under our 2020 Omnibus Incentive Plan and computed in accordance with ASC Topic 718. The aggregate grant date fair value per share of stock awards granted on March 31, 2020 was $6.74. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. The fair value of the 2020 PSAs at the maximum level of achievement was as follows: Mr. Clark, $2,419,855; Mr. Burns, $699,969; Ms. Ball, $447,974; Mr. Saville, $343,989; and Ms. White, $343,989. Further information regarding the Fiscal 2020 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2020 Year-End” tables later in this proxy statement. See Note 15 of the notes to our consolidated financial statements contained in our 2020 Annual Report on Form 10-K filed on February 25, 2021 for a discussion of all assumptions made by us in determining the values of equity awards.
(2)	The “All Other Compensation” column consists of relocation expenses for Ms. White and Mr. Saville of $15,000 and $14,000, respectively, in Fiscal 2020, and reimbursement of related taxes for Ms. White and Mr. Saville of $7,906 and $5,203, respectively, in Fiscal 2020. In addition, “All Other Compensation” includes 401K employer matching contributions of Ms. White in Fiscal 2020 of $3,481.

51

GRANTS OF PLAN-BASED AWARDS

The following table summarizes equity and non-equity incentive plan awards granted to our NEOs during Fiscal 2020.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin C. Clark	3/31/20	2/18/20	165,000	825,000	1,485,000	—	—	—	—	—
	3/31/20	2/18/20	—	—	—	22,418	112,092	134,510	—	755,500
	3/31/20	2/18/20	—	—	—	—	—	—	224,519	1,513,258

William J. Burns	3/31/20	2/18/20	73,500	367,500	661,500	—	—	—	—	—
	3/31/20	2/18/20	—	—	—	6,485	32,424	38,909	—	218,538
	3/31/20	2/18/20	—	—	—	—	—	—	64,944	437,723

Susan E. Ball	3/31/20	2/18/20	63,000	315,000	567,000	—	—	—	—	—
	3/31/20	2/18/20	—	—	—	4,150	20,751	24,901	—	139,862
	3/31/20	2/18/20	—	—	—	—	—	—	41,564	280,141

Stephen A. Saville	3/31/20	2/18/20	64,500	322,500	580,500	—	—	—	—	—
	3/31/20	2/18/20	—	—	—	3,187	15,934	19,121	—	107,395
	3/31/20	2/18/20	—	—	—	—	—	—	31,916	215,114

Buffy S. White	3/31/20	2/18/20	64,500	322,500	580,500	—	—	—	—	—
	3/31/20	2/18/20	—	—	—	3,187	15,934	19,121	—	107,395
	3/31/20	2/18/20	—	—	—	—	—	—	31,916	215,114

(1)	Constitutes threshold, target, and maximum award opportunities for our NEOs under the Company’s annual cash incentive program, as described in the Compensation Discussion and Analysis section.
(2)	Constitutes threshold, target, and maximum number of shares related to the PSAs granted to the NEOs for Fiscal 2020. PSAs have a three-year performance period ending on March 31, 2023. The PSAs provide for the issuance of a number of shares after the three-year performance period based on the level of attainment of cumulative Adjusted EBITDA (a non-GAAP financial measure) (weighted 75%) and Adjusted EBITDA Margin (weighted 25%) at the end of the three-year period as discussed above. Any shares issued under the PSAs would vest, if at all, on or about March 31, 2023.

(3)	All other stock awards include RSAs granted to the NEOs for Fiscal 2020, as described in the Compensation Discussion and Analysis section. All of the RSAs provide for vesting of 33.33% of the award on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued employment through the vesting date.

(4)	Grant date fair value of each equity award, computed in accordance with ASC Topic 718. The grant date fair value of the PSAs is based on the probable outcome of the performance conditions as of the grant date. Refer to the footnotes to the Summary Compensation Table above.

52

OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

The following table summarizes the outstanding equity awards as of December 31, 2020 held by our NEOs.

		Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kevin C. Clark	3/31/19	161,346	1,431,139	80,682	715,649
	3/31/20	224,519	1,991,484	112,092	994,256

William J. Burns	3/31/18	11,812	104,772	35,442	314,371
	3/31/19	46,670	413,963	23,338	207,008
	3/31/20	64,944	576,053	32,424	287,601

Susan E. Ball	3/31/18	5.625	49,894	16,877	149,699
	3/31/19	26,669	236,554	13,336	118,290
	3/31/20	41,564	368,673	20,751	184,061

Stephen A. Saville	4/15/19	21,497	190,678	10,750	95,353
	3/31/20	31,916	283,095	15,934	141,335

Buffy S. White	3/31/18	3,150	27,941	9,451	83,830
	3/31/19	14,934	132,465	7,468	66,241
	3/31/20	31,916	283,095	15,934	141,335

(1)	Awards vest in three equal installments on the anniversary of the grant date, provided that the officer continues to be employed with us through each vesting date.
(2)	Market value of shares is measured by reference to the Company’s closing stock price as of December 31, 2020 of $8.87.

(3)	PSAs, if earned, provide for the issuance of a number of shares after a three-year performance period. The amounts reflected in the table assume that all goals under the PSAs will be achieved at the target level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

53

OPTION EXERCISES AND STOCK VESTED IN 2020

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin C. Clark	80,698	543,905
William J. Burns	42,047	283,397
Susan E. Ball	23,317	157,157
Stephen A. Saville	10,753	72,475
Buffy S. White	12,466	84,021

(1)	Value realized upon vesting of the stock awards represents the total number of shares vested multiplied by the closing price on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION 2020

Name	Executive Contribution in Last FY ($)(a)(1)	Registrants Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)(2)(3)
Kevin C. Clark	—	—	—	—	—
William J. Burns	—	—	—	—	—
Susan E. Ball	—	—	—	—	—
Stephen A. Saville	—	—	—	—	—
Buffy S. White	21,361	—	18,433	—	108,134

(1)	Includes aggregate deferred cash compensation in Fiscal 2020.
(2)	Amounts in column (a) are included in the NEOs compensation for 2020 as reflected in the Summary of Compensation Table on page 51. On a cumulative basis, $80,888 for Ms. White has been reported as compensation to the NEO on the Summary of Compensation Table, and on prior Company proxy statements, and is included in column (e).

(3)	A description of the Nonqualified Deferred Compensation Plans is set forth in the Compensation Discussion and Analysis section.

54

Potential Payments Upon Termination or Change in Control

The tables below describe and estimate the amounts and benefits that our NEOs would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2020 (based on the plans and arrangements in effect on such date). Where applicable, the amounts payable assume an $8.87 fair value of our Common Stock (the closing price on December 31, 2020). The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would have received in such circumstances. The tables exclude (i) compensation amounts accrued through December 31, 2020 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (ii) vested account balances under our retirement plans that are generally available to all of our salaried employees. In addition, where applicable, the Cash Payment amounts include the actual amount paid to the NEOs for 2020, since the hypothetical termination or change of control date is the last day of the fiscal year for which the bonus is to be determined.

Mr. Kevin C. Clark:	Non-Change of Control Termination without Cause or for Good Reason ($)(1)		Termination for Cause or Resignation without Good Reason ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	3,300,000	(2)	—	3,300,000	(2)	—
Health and Life Insurance Benefits	1,632	(3)	—	1,632	(3)	—
Acceleration of Equity Awards	5,132,528	(4)	—	5,132,528	(4)	5,132,528	(4)
Total Termination Benefits:	8,434,160		—	8,434,160		5,132,528

William J. Burns:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)	Change of Control Termination without Cause or for Good Reason ($)		Change of Control without Termination ($)
Cash Payment	525,000	(5)	—	1,785,000	(2)	—
Health and Life Insurance Benefits	17,908	(5)	—	35,816	(3)	—
Acceleration of Equity Awards	—		—	1,903,768	(4)	1,903,768	(4)
Total Termination Benefits:	542,908		—	3,724,584		1,903,768

Susan E. Ball:	Non-Change of Control Termination without Cause ($)		Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)(7)(8)		Change of Control without Termination ($)
Cash Payment	145,385	(9)	—	1,470,000	(2)	—
Health and Life Insurance Benefits	—		—	26,812	(3)	—
Acceleration of Equity Awards	—		—	1,107,171	(4)	1,107,171	(4)
Total Termination Benefits:	145,385		—	2,603,983		1,107,171

55

Stephen A. Saville:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)(7)(8)		Change of Control without Termination ($)
Cash Payment	430,000	(10)	—	752,500	(11)	—
Health and Life Insurance Benefits	—		—	17,851	(12)	—
Acceleration of Equity Awards	—		—	710,460	(4)	710,460	(4)
Total Termination Benefits:	430,000		—	1,480,811		710,460

Buffy S. White:	Non-Change of Control Termination without Cause ($)(1)		Termination for Cause or Resignation ($)(6)	Change of Control Termination without Cause or for Good Reason ($)(7)(8)		Change of Control without Termination ($)
Cash Payment	430,000	(10)	—	752,500	(11)	—
Health and Life Insurance Benefits	—		—	351	(12)	—
Acceleration of Equity Awards	—		—	734,906	(4)	734,906	(4)
Total Termination Benefits:	430,000		—	1,487,757		734,906

(1)	“Cause” is generally defined under Mr. Clark’s employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) his admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) his knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) his gross negligence or willful misconduct with respect to his duties that results in material harm to the Company.

“Cause” is generally defined under Mr. Burns’ employment agreement as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him or another person or entity at the expense of the Company; (ii) admission, confession, pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) continued material breach of the Company’s Code of Conduct or any obligations under the employment agreement for 30 days after the Company has given notice thereof in reasonable detail, if such breach has not been cured by him during such period; or (iv) gross negligence or willful misconduct with respect to his/her duties or gross misfeasance of office.

“Cause” is generally defined under Mr. Saville’s offer letter and Ms. White’s agreements as: (i) an act or acts of fraud or dishonesty which results in the personal enrichment of him/her or another person or entity at the expense of the Company; (ii) pleading of guilty or nolo contendere to, or conviction of (x) any felony (other than third degree vehicular infractions), or (y) of any other crime or offense involving misuse or misappropriation of money or other property; (iii) knowing, intentional and material breach of the Company’s Code of Conduct for Senior Officers; or (iv) gross negligence or willful misconduct with respect to his/her duties or gross misfeasance of office that results in material harm to the Company.

56

“Good Reason” is generally defined under Mr. Clark’s employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his compensation components; (iii) a relocation of his principal business location to a location more than 25 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

“Good Reason” is generally defined under Mr. Burns’ employment agreement as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his then authority, duties or responsibilities; (ii) a material diminution in his Base Salary; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

“Good Reason” is generally defined under both Mr. Saville’s offer letter as well as Ms. White’s agreements as, without his written consent, the occurrence of any of the following events that are not cured by the Company within 30 days of written notice specifying the occurrence such Good Reason event, which notice will be given to the Company within 90 days after the occurrence of the Good Reason event: (i) a material diminution in his/her then authority, duties or responsibilities or assignment of duties that are inconsistent with his/her status, title or position; (ii) a material diminution in his/her base salary or other compensation components; (iii) a relocation of his principal business location to a location more than 50 miles outside of Boca Raton, Florida; or (iv) any material breach of the employment agreement by the Company.

(2)	Represents two times the sum of base salary and target bonus. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Severance payments are paid pro-rata over one year in accordance with the Company’s normal payroll practices starting 60 days after separation from service.

(3)	Represents two years of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.

(4)	Represents the value of unvested restricted stock that would accelerate and vest on a change in control (as defined in the 2020 Omnibus Incentive Plan). The value is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on December 31, 2020 of $8.87. Awards issued on or after June 20, 2014 do not vest on change in control except at discretion of Committee. The above table assumes that all awards will vest upon a change in control.

(5)	Represents the sum of one-year base salary and one year of benefits for Mr. Burns, paid pro-rata over one year in accordance with the Company’s normal payroll practices.

57

(6)	“Cause” is generally defined under our general severance pay policy as: (i) an NEO engaging in actions that are injurious to us (monetarily or otherwise) or (ii) an NEO’s conviction for any felony or any criminal violation involving dishonesty or fraud.

(7)	Under the Severance Policy, “cause” is as defined under an NEO’s employment agreement with us, but if the NEO does not have an employment agreement with us that defines “cause,” then “cause” is defined as termination due to an NEO’s insubordination, dishonesty, fraud, incompetence, moral turpitude, misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for us or an affiliate as determined by the Compensation Committee in its sole discretion; or (ii) in the case where there is an employment agreement, or similar agreement, in effect between us or an affiliate and the NEO at the termination date that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement that conditions “cause” on occurrence of a change of control, such definition of “cause” shall not apply until a change of control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, an NEO shall be deemed to be terminated for “Cause” if the NEO: (i) breaches the terms of any agreement between the Company or an affiliate and the NEO including, without limitation, an employment agreement or non-competition agreement or (ii) discloses to anyone outside the Company or its affiliates, or uses in other than the Company’s or its affiliates’ business, without written authorization from the Company, any confidential information or proprietary information, relating to the business of the Company or its affiliates acquired by the NEO prior to the termination date.

(8)	“Good reason” (called an “involuntary termination” under the Severance Policy) is generally defined under the Severance Policy as: (i) without the Employee’s express written consent, a significant reduction of the Employee’s duties, position or responsibilities relative to the NEO’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the NEO from such position, duties and responsibilities, unless the NEO is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not constitute an “Involuntary Termination”; (ii) a reduction by the Company of the NEO’s base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the NEO is entitled immediately prior to such reduction with the result that the NEO’s overall benefits package is materially reduced (unless such reduction is applicable to all employees); or (iv) without the NEO’s express written consent, the relocation of the NEO to a facility or a location more than thirty-five (35) miles from his or her current location.

(9)	Represents one week’s base salary for each full year of continuous service with us.

(10)	Represents one year of base salary for Mr. Saville and Ms. White, paid pro-rata over one year in accordance with the Company’s normal payroll practices.

58

(11)	Represents the sum of base salary plus target bonus, paid pro-rata over one year in accordance with the Company’s normal payroll practices. The severance benefits payable under the Severance Policy are subject to reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax.

(12)	Represents one year of continued health and life insurance benefits, paid in accordance with the Company’s normal practices.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our “median” paid employee and the annual total compensation of Kevin C. Clark, our President and Chief Executive Officer (“CEO”).

For purposes of determining our pay ratio for Fiscal 2020, the median of the annual total compensation of all employees of our company (other than our CEO) was $30,429 and the annualized total compensation of our CEO was $4,126,562. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2020 was 136 to 1.

The methodology and material assumptions, adjustments, and estimates used to identify our median employee for this purpose were as follows:

We determined that, as of December 31, 2020, our employee population, including our full-time, part-time and temporary employees, consisted of approximately 7,756 individuals, with 7,575 of these individuals located in the U.S. and 181 individuals located outside the U.S. Under SEC rules, which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded 181 employees located in India from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 7,575 U.S. employees and 0 non-U.S. employees.

To identify the median employee, we used total cash compensation as our consistently applied compensation measure. For new employees, who were hired in Fiscal 2020 but did not work for the company for the entire fiscal year, compensation was annualized for the full year and compensation for part-time employees was annualized but not converted into a full-time equivalent. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined our median employee based on the actual cash compensation, consisting of salary, overtime pay, bonus and commissions, and other cash earnings, paid to each employee in the identified employee population for the period from January 1, 2020 through December 31, 2020.

Once we identified our median employee, the employee’s total compensation for 2020 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation,

59

we used the amount reported in the Total column in the Summary Compensation Table of this proxy statement.

We believe the above pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance; however, due to the flexible approaches permitted in calculating the CEO pay ratio, comparisons among companies may not be very meaningful.

RELATED PARTY TRANSACTIONS

The Company documents its processes and controls surrounding the validity, accuracy, and completeness of related party transactions. We compile related party listings which management discusses during quarterly disclosure committee meetings. Accounting teams review general ledger and sub-ledger transactions based on the listings to identify and quantify related party transactions. Contracts associated with related party transactions are sent to General Counsel, who discusses the contracts with the Chief Executive Officer and the Chief Financial Officer for further action. The Company has deemed it reasonable to establish a $0 threshold and to disclose all related party transactions.

On an ongoing basis, the Audit Committee reviews all related party transactions (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Mark Fortunato is employed by Cross Country Healthcare, Inc. as Vice President of Corporate Development. He is the son-in-law of Kevin C. Clark, Chief Executive Officer and President of Cross Country Healthcare, Inc. In 2020, Mr. Fortunato’s compensation and benefits were comparable to those generally available to similarly situated employees. The Company also transacts business with companies that would be considered related party transactions. These related party transactions are included in Note 17 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

The Company’s Code of Conduct, which is signed by all employees on an annual basis, requires that all employees avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company, and must disclose any such conflicts to the Company. Members of the Board of Directors and the NEOs are each required to compete an annual questionnaire which includes disclosure of any interests they have in companies which transact business with Cross Country Healthcare, Inc. or any of its affiliates.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, including the Company’s internal controls, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.crosscountryhealthcare.com.

60

Management has the primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with U.S. generally accepted accounting principles, as well as expresses an opinion on the effectiveness of internal control over financial reporting, and discusses with us any issues they believe should be raised with us.

The Audit Committee reviewed the Company’s unaudited financial statements for each calendar quarter of 2020 as well as the Company’s audited financial statements for the 2020 fiscal year and reviewed and discussed the financial statements with management and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

We have received from D&T the written disclosures and the letter required by Rule 3526 of Public Company Accounting Oversight Board (“PCAOB”), “Communication with Audit Committee Concerning Independence” and discussed with D&T its independence from the Company and its management. The Audit Committee also discussed with D&T any matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.”

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE AUDIT COMMITTEE

W. Larry Cash, Chairman

Gale Fitzgerald, Member

Darrell S. Freeman, Sr., Member

Janice E. Nevin, M.D., MPH, Member

61

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2020 was Deloitte & Touche LLP (“D&T”). D&T’s fees for services rendered during the fiscal years ended December 31, 2020 and December 31, 2019 are set forth below.

Members of D&T are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

	2020	2019
Audit Fees	$1,527,161	$1,710,000
Audit-Related Fees	15,750	242,613
Tax Fees	7,875	10,500
All Other Fees	—	1,895
Total	$1,550,786	$1,965,008

Audit Fees consist of the fees billed for professional services rendered in connection with our annual audit and review of the financial statements included in our quarterly reports and services that are provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2020 and 2019 included three quarterly reviews for each year. This category also includes: fees for comfort letters, consents, assistance with and review of documents filed with the SEC, Section 404 attestation services, work done by tax professionals in connection with the audit or quarterly review, and accounting consultations billed as audit services, as well as other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees consist of the fees for assurance and related services (due diligence services related to mergers and acquisitions) that are reasonably related to the performance of the audit and review of our financial statements and are not reported under Audit Fees.

Tax Fees consist of services rendered for tax compliance, advice and planning.

All Other Fees consist of subscription fees for a D&T’s accounting research tool.

All of the fees described above were approved by the Audit Committee or the Chairman of the Audit Committee in advance, as allowed by the Audit Committee charter. The Audit Committee has considered, and is satisfied that, the provision of the services provided by D&T represented under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the principal accountants’ independence.

62

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

It is the Company’s policy that the Audit Committee pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year. The Chairman of the Audit Committee has been vested with the authority to approve or pre-approve services to be provided by the independent auditors when expedition of services is necessary, provided that the Chairman reports any approval or pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee is prohibited from delegating its responsibility to pre-approve services of the independent auditor to management. None of the services of the independent auditors were approved by the Audit Committee pursuant to a waiver of the SEC’s rules regarding pre-approval.

Recommendations

The Audit Committee deems the ratification of the appointment of D&T as our independent registered public accounting firm to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal No. 2.

The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy and entitled to vote is required for the appointment of the Audit Committee’s selection of D&T as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF Deloitte & Touche LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

63

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 30 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 51, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2021 annual meeting of stockholders:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2021 annual meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. At our 2017 annual meeting of stockholders, our stockholders voted to conduct the “say-on-pay” advisory vote on an annual basis, which we will continue to do until the next vote on the frequency of holding our advisory say-on-pay votes in 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR
NAMED EXECUTIVE OFFICERS IN 2020
(PROPOSAL NO. 3 ON YOUR PROXY CARD)

64

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2022, in addition to meeting certain eligibility requirements established by the SEC, must be in writing and received by the General Counsel at the Company’s principal executive offices on or prior to December 2, 2021. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. Notice of any stockholder proposal must include various matters as prescribed by the SEC, including a clear and concise description of the proposal, and the reasons for proposing it.

Any stockholder who wishes (i) to propose business to be considered by the stockholders at the Annual Meeting of Stockholders to be held in 2022, other than a proposal to be included in the Proxy Statement and form of proxy, or (ii) who wants to nominate a person for election to our Board at that meeting, must provide a written notice that sets forth the specified information described in our Amended and Restated Bylaws (the “Bylaws”) concerning the proposed business or nominee. The notice must be delivered to the Corporate Secretary at our principal executive offices, at the address set forth on the first page of this Proxy Statement, no later than February 13, 2022. A copy of our Bylaws can be obtained upon request directed to the address set forth on the first page of this proxy statement or are available on our website at www.crosscountryhealthcare.com by choosing the “Investors” link, clicking on the “Corporate Governance” section, and selecting the Bylaws under “View.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for notices of Internet availability of proxy materials and, if applicable, proxy statements and annual reports to stockholders, with respect to two or more stockholders sharing the same address by delivering a single copy of the material addressed to those stockholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household notices of Internet availability of proxy materials and, if applicable, annual reports to stockholders and proxy materials, by delivering a single copy of the material to multiple stockholders sharing the same address unless contrary instructions have been received from the affected stockholders.

If a stockholder wishes in the future to receive a separate notice of Internet availability of proxy materials or, if applicable, the annual report to stockholders and proxy statement, or if a stockholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the stockholder should submit a request by telephone or in writing to the stockholder’s broker if the shares are held in a brokerage account or, if the shares are registered in the name of the stockholder, to our transfer agent, at 877-219-7066 or Computershare, P.O. Box 50500, Louisville, KY 40233. We promptly will send additional copies of the relevant material following receipt of a request for additional copies.

65

ANNUAL REPORT

The Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or the 2020 Form 10-K, with the SEC which is available free of charge through our Internet website, www.crosscountryhealthcare.com. Stockholders may obtain a printed copy of the 2020 Form 10-K by writing to our Investor Relations department at 6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida, 33487. In response to such request, we will furnish without charge the 2020 Form 10-K including financial statements, financial schedules and a list of exhibits. A copy of our Annual Report for the year ended December 31, 2020, which includes the 2020 Form 10-K, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting and who request a 2020 Form 10-K be mailed to them. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this Proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

By Order of the Board of Directors,

Susan E. Ball
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

March 30, 2021

66

ANNEX A

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. Management also uses these non-GAAP financial measures as performance measures in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company’s credit facilities in calculating various ratios. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

We use Adjusted EBITDA and Adjusted EPS as supplemental measures to the financial measures we present in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue from services. These non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures are provided for consistency and comparability to prior year results, and management believes they are useful to investors when evaluating the Company’s performance as they exclude certain items that management believes are not indicative of the Company’s operating performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited. amounts in thousands, except per share data)

	Year Ended December 31,
	2020	2019
Reconciliation of Adjusted EPS(1)
Diluted EPS, GAAP	$(0.36)	$(1.61)
Non-GAAP adjustments - pretax:
Restructuring costs	0.16	0.10
Legal settlements and fees	0.09	0.05
Impairment charges (excluding rebranding impacts)	0.45	0.05
Rebranding impairments and accelerated amortization	0.09	0.48
Loss on derivative	—	0.04
Loss on early extinguishment of debt	—	0.05
Applicant tracking system costs	0.05	0.06
Nonrecurring income tax adjustments	0.01	0.98
Tax impact of non-GAAP adjustments	(0.03)	(0.05)
Adjusted EPS, non-GAAP	$ 0.46	$ 0.15

67

	Year Ended December 31,
	2020	2019
Reconciliation of Adjusted EBITDA(2)
Net loss attributable to common shareholders	$(12,962)	$(57,713)
Interest expense	2,890	5,306
Income tax (benefit) expense	(188)	31,732
Depreciation and amortization	12,671	14,075
Acquisition and integration-related costs	77	201
Restructuring costs	6,052	3,571
Legal settlements and fees	2,998	1,600
Impairment charges	16,248	16,306
Loss on derivative	—	1,284
Loss on early extinguishment of debt	—	1,978
Loss on disposal of fixed assets	364	—
Other income, net	(84)	(68)
Equity compensation	5,403	3,396
Applicant tracking system costs	2,033	2,030
Net income attributable to noncontrolling interest in subsidiary	820	1,770
Adjusted EBlTDA	$ 36,322	$ 25,468

(1)	Adjusted EPS. a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders per diluted share (diluted EPS, GAAP) before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments.

(2)	Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary.

68

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCRN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41490-P47826

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROSS COUNTRY HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following:

1. PROPOSAL TO ELECT EIGHT DIRECTORS FOR TERMS EXPIRING AT THE 2022 ANNUAL MEETING.

Nominees:	**For**	**Against**	**Abstain**
1a. Kevin C. Clark	☐	☐	☐
1b. W. Larry Cash	☐	☐	☐
1c. Thomas C. Dircks	☐	☐	☐
1d. Gale Fitzgerald	☐	☐	☐
1e. Darrell S. Freeman, Sr.	☐	☐	☐
1f. Janice E. Nevin, M.D., MPH	☐	☐	☐
1g. Mark Perlberg, JD	☐	☐	☐
1h. Joseph A. Trunfio, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.	☐	☐	☐
3. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date